                        SCHEDULE 14A
             Information Required in Proxy Statement

                     SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934
                      (Amendment No. 2)

[X ] Filed by the Registrant
[  ] Filed by a Party other than the Registrant

Check the appropriate box:

[X ] Preliminary Proxy Statement
[  ] Confidential, For Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to SS240.14a-11(c) or
     SS240.14a-12

             BRAUVIN CORPORATE LEASE PROGRAM IV L.P.
         (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) of Item 22(a)(2) of Schedule 14A.
[  ] $500 per each party to the controversy pursuant to
     Exchange Act Rule 14a-6(i)(3).
[X ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

          Units of Limited Partnership Interests

     2) Aggregate number of securities to which transactions applies:

          1,632,510.487 Units of Limited Partnership Interests
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          Based upon the aggregate cash to be paid for the Registrant's assets ($12,489,100) which are the subject of this Schedule 14A, the Registrant is paying a filing fee of $2,497.82 (one-fiftieth of one percent of this aggregate of the cash and the value of securities (other than its own) and other property to be received by the Registrant in the subject transaction.)

     4)   Proposed maximum aggregate value of transaction:

          $12,489,100


     5)   Total fee paid:

          $2,497.82



[X ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          $2,497.82

     2)   Form Schedule or Registration Statement No.:

          Schedule 14A


     3)   Filing Party:

          Brauvin Corporate Lease Program IV L.P.

     4)   Date Filed:

          May 29, 1996

                  Second Revised Preliminary Proxy Materials


             BRAUVIN CORPORATE LEASE PROGRAM IV L.P.
                      150 South Wacker Drive
                            Suite 3200
                     Chicago, Illinois 60606


                         August __, 1996




To the Limited Partners of
Brauvin Corporate Lease Program IV L.P.:


     We are pleased to inform you that Brauvin Corporate Lease Program IV L.P. (the "Partnership") has entered into an agreement through which the Partnership has agreed to sell substantially all of its assets for a purchase price of $12,489,100 in cash. This price is the fair market value of the assets as determined by an independent appraiser. The Partnership has also received an opinion from such independent appraiser that this transaction is fair to the Limited Partners from a financial point of view. The sale is subject to your approval. Limited Partners holding a majority of the units of limited partnership interest of the Partnership (the "Units") must approve the transaction by voting "FOR" on the enclosed proxy card in order for the Partnership to accept this all cash offer. If the sale is approved by the Limited Partners and certain other conditions are met, the Partnership will be liquidated and dissolved and the cash proceeds from the sale of the assets, together with all remaining cash of the Partnership, after payment of expenses and other Partnership liabilities, will be distributed to you. We anticipate this cash distribution to be $6.95 to $7.50 per Unit for Class A Limited Partners (those taxable investors who are not in need of passive income) and $8.44 to $8.73 per Unit for Class B Limited Partners (those tax-exempt investors and other investors who seek passive income to offset passive losses from other investments), based upon the time such Limited Partners invested in the Partnership. Although the actual cash distribution to the Limited Partners is not anticipated to vary in any material respect from the estimated cash distribution, in the event the actual amount is determined to be materially less than the estimated amount set forth herein, the approval of the Limited Partners will be resolicited.

     The General Partners will not receive any fees from the Partnership in connection with the Transaction and will receive only a de minimis liquidating distribution of less than $17,000 in the aggregate, in accordance with the terms of the Partnership Agreement. The Transaction is subject to certain additional conflicts of interest as described in the enclosed Proxy Statement, including the fact that the purchaser of the assets is affiliated with Mr. Jerome J. Brault and Brauvin Realty Advisors IV, Inc., two of the General Partners of the Partnership, due to the minority ownership interest of Mr. Brault (who is also an executive officer and the director of Brauvin Realty Advisors IV, Inc.) and his son, James L. Brault (who is an executive officer of Brauvin Realty Advisors IV, Inc.) in such purchaser.


     The Corporate General Partner on behalf of the Partnership is soliciting your proxy in connection with the sale, liquidation and dissolution. Included with this letter is a Notice of Special Meeting of the Limited Partners to be held September __, 1996, at _:00 a.m., local time, at the offices of the Partnership, 150 South Wacker Drive, Chicago, Illinois 60606, for the purpose of considering and voting on the sale, liquidation and dissolution. Also enclosed herewith is a Proxy Statement dated August __, 1996, which contains information relating to the proposed transaction, together with a proxy card which authorizes Jerome J. Brault, the Managing General Partner, to vote your Units with respect to the sale, liquidation and dissolution at the special meeting of the Limited Partners and any adjournment thereof. The Limited Partners who hold Units of record on the books of the Partnership at the close of business on ________, 1996, are entitled to notice of, and to vote at, the special meeting or any adjournments thereof. There are no quorum requirements with respect to the special meeting of the Limited Partners (the "Special Meeting"), however, if Limited Partners holding a majority of the Units do not submit a proxy or vote in person at the Special Meeting the sale cannot be approved.

     Regardless of whether you expect to be present in person at the Special Meeting, please complete and promptly return the enclosed proxy card in the enclosed, postage-prepaid envelope or by facsimile to (214) 999-9323 or (214) 999-9348 so that your
Units may be represented and voted. A proxy may be revoked at any time prior to its exercise by submitting a revocation or a later-dated proxy to the Partnership's Information Agent, The Herman Group, Inc., or by attending the Special Meeting and voting in person. Proxies properly executed and returned, and not revoked, will be voted in accordance with instructions as indicated thereon.


     As the sale, liquidation and dissolution require the approval of the Limited Partners holding a majority of the Units, failure to return a proxy card in a timely manner or to vote at the Special Meeting will have the same effect as a vote "AGAINST" the sale, liquidation and dissolution. Likewise, abstentions and broker non-votes will have the same effect as a vote "AGAINST" the sale, liquidation and dissolution. Any proxy cards which are returned and on which a choice is not indicated will be voted
"FOR" the sale, liquidation and dissolution. In view of the importance of the Special Meeting, it is requested that you sign, mark and return the enclosed proxy card in the enclosed, postage-prepaid envelope or by facsimile to (214) 999-9323 or (214) 999-9348 no later than September __, 1996. When voting your proxy by facsimile, both sides of the proxy card must be transmitted.

     The transaction is one of a series of related transactions whereby the purchaser seeks to acquire the assets of the Partnership and the assets of certain affiliates of the Partnership. The approval of the limited partners holding a majority in interest of each such limited partnership is a condition to the effectiveness of the sale, which condition may be waived by the purchaser.

     Cezar M. Froelich, one of the general partners of the Partnership, gave notice of his intent to resign as an individual General Partner of the Partnership on May 23, 1996. Pursuant to the terms of the Partnership Agreement, Mr. Froelich's resignation will become effective on the 90th day following notice to the Limited Partners, which notice was dated June 20, 1996.

     Questions and requests for assistance may be directed to the Partnership's Information Agent, The Herman Group, Inc. at
(800) 992-6145.

                              Very truly yours,

                              BRAUVIN REALTY ADVISORS IV, INC.,
                              Corporate General Partner

                              By:________________________________
                              Title:_____________________________

                              ___________________________________
                              Jerome J. Brault, Managing General
                              Partner


     JEROME J. BRAULT, THE MANAGING GENERAL PARTNER OF THE PARTNERSHIP AND BRAUVIN REALTY ADVISORS IV, INC., THE CORPORATE GENERAL PARTNER OF THE PARTNERSHIP, WHICH IS CONTROLLED BY
Mr. BRAULT, HAVE DETERMINED THAT THE TRANSACTION IS FAIR AND REASONABLE TO THE LIMITED PARTNERS AND, THEREFORE, RECOMMEND THAT THE LIMITED PARTNERS VOTE "FOR" THE TRANSACTION. HOWEVER, SUCH GENERAL PARTNERS ARE SUBJECT TO CERTAIN CONFLICTS OF INTEREST
WITH RESPECT TO THE TRANSACTION. CEZAR M. FROELICH, ONE OF THE INDIVIDUAL GENERAL PARTNERS, IS NOT RECOMMENDING THE TRANSACTION SINCE HE BELIEVES THAT THE MOST ADVANTAGEOUS METHODOLOGY FOR DETERMINING A FAIR PRICE FOR THE ASSETS WOULD BE TO SEEK THIRD-PARTY OFFERS THROUGH AN ARM'S LENGTH BIDDING PROCESS.

        NOTICE OF SPECIAL MEETING OF THE LIMITED PARTNERS OF
             BRAUVIN CORPORATE LEASE PROGRAM IV L.P.

                To be Held September __, 1996



To the Limited Partners of
Brauvin Corporate Lease Program IV L.P.:


     NOTICE IS HEREBY GIVEN, that a special meeting (the "Special Meeting") of the Limited Partners of Brauvin Corporate Lease Program IV L.P., a Delaware limited partnership (the "Partnership") will be held at the offices of the Partnership, 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606 on ______, September __, 1996, at _:00 a.m. local time, for the following purposes:


     1. To approve the sale for $12,489,100 in cash, which is $7.65 per Unit, of substantially all of the properties of the Partnership to Brauvin Real Estate Funds L.L.C., a Delaware limited liability company (the "Purchaser") and the subsequent liquidation and dissolution of the Partnership. The Purchaser is affiliated with Mr. Jerome J. Brault and Brauvin Realty Advisors IV, Inc., two of the general partners of the Partnership. Because the sale will result in a transfer of the Partnership's assets to an affiliate of these general partners, by approving the transaction, the Limited Partners are automatically approving an amendment of the Partnership's Restated Limited Partnership Agreement, as amended, allowing the Partnership to sell property to affiliates. Promptly upon approval and consummation of the sale, liquidation and dissolution, the Class A Limited Partners will receive a liquidating distribution of approximately $6.95 to $7.50 per Unit in cash and the Class B Limited Partners will receive a liquidating distribution of approximately $8.44 to $8.73 per Unit in cash, based upon the time such Limited Partners invested in the Partnership. Although the actual cash distribution to the Limited Partners is not anticipated to vary in any material respect from the estimated cash distribution, in the event the actual amount is determined to be materially less than the estimated amount set forth herein, the approval of the Limited Partners will be resolicited.

     2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     Information regarding the matters to be acted upon at the Special Meeting is set forth in the accompanying Proxy Statement.


     JEROME J. BRAULT, THE MANAGING GENERAL PARTNER OF THE PARTNERSHIP (THE "MANAGING GENERAL PARTNER"), AND BRAUVIN REALTY ADVISORS IV, INC., THE CORPORATE GENERAL PARTNER OF THE PARTNERSHIP (THE "CORPORATE GENERAL PARTNER" AND WITH THE MANAGING GENERAL PARTNER, THE "OPERATING GENERAL PARTNERS"), WHICH IS CONTROLLED BY MR. BRAULT, HAVE DETERMINED THAT THE TRANSACTION IS FAIR TO THE LIMITED PARTNERS AND, THEREFORE, RECOMMEND THAT THE LIMITED PARTNERS VOTE "FOR" THE TRANSACTION. HOWEVER, THE OPERATING GENERAL PARTNERS ARE SUBJECT TO CERTAIN CONFLICTS OF INTEREST WITH RESPECT TO THE TRANSACTION. CEZAR M. FROELICH, THE OTHER INDIVIDUAL GENERAL PARTNER, IS NOT RECOMMENDING THE TRANSACTION SINCE HE BELIEVES THAT THE MOST ADVANTAGEOUS METHODOLOGY FOR DETERMINING A FAIR PRICE FOR THE ASSETS WOULD BE TO SEEK THIRD-PARTY OFFERS THROUGH AN ARM'S LENGTH BIDDING PROCESS.

     You are invited to attend the Special Meeting. Even if you intend to attend the Special Meeting, you are requested to sign and date the accompanying proxy card and return it promptly in the enclosed, postage-prepaid envelope or by facsimile to
(214) 999-9323 or (214) 999-9348.  When voting your proxy by facsimile, both sides of the proxy card must be transmitted. If you attend the Special Meeting, you may, if you wish, vote in person regardless of whether you have given your proxy. In any event, a proxy may be revoked at any time before it is exercised.

     The close of business on _________, 1996, has been fixed as the record date for determination of the Limited Partners entitled to notice of and to vote at the Special Meeting. There are no quorum requirements with respect to the Special Meeting, however, if Limited Partners holding a majority of the Units do not submit a proxy or vote in person at the Special Meeting the sale, liquidation and dissolution cannot be approved.

                                   BRAUVIN REALTY ADVISORS IV,
                                   INC., Corporate General
                                   Partner


                                   By: _________________________
                                   Title:_______________________

                                   _____________________________
                                   Jerome J. Brault, Managing
                                   General Partner



Chicago, Illinois
August __, 1996


     YOUR VOTE IS VERY IMPORTANT. IN ORDER TO ENSURE THAT YOUR INTERESTS WILL BE REPRESENTED, WHETHER YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING OR NOT, PLEASE SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE OR BY FACSIMILE TO (214) 999-9323 OR (214) 993-9348.
WHEN VOTING YOUR PROXY BY FACSIMILE, BOTH SIDES OF THE PROXY CARD MUST BE TRANSMITTED. FAILURE TO RETURN A PROXY CARD, ABSTENTION FROM VOTING AND BROKER NON-VOTES WILL EACH BE THE SAME AS A VOTE "AGAINST" THE TRANSACTION. ANY PROXY CARDS ON WHICH A CHOICE IS NOT INDICATED WILL BE VOTED "FOR" THE TRANSACTION.

                BRAUVIN CORPORATE LEASE PROGRAM IV L.P.
                      150 South Wacker Drive
                            Suite 3200
                     Chicago, Illinois 60606

                         PROXY STATEMENT

         For the Special Meeting of the Limited Partners
                To be Held September __, 1996


     This proxy statement (the "Proxy Statement") and the enclosed proxy card are being first mailed to the limited partners (the "Limited Partners") of Brauvin Corporate Lease Program IV L.P., a Delaware limited partnership (the "Partnership") on or about August __, 1996 by the Corporate General Partner, as hereinafter defined, on behalf of the Partnership to solicit proxies for use at a special meeting of the Limited Partners (the "Special Meeting") to be held at the offices of the Partnership, 150 South Wacker Drive, Chicago, Illinois 60606 on ______, September __, 1996 at _:00 a.m., local time, or at such other place and time to which the Special Meeting may be adjourned.

     The purpose of the Special Meeting is to consider the approval of a sale (the "Sale"), for $12,489,100 in cash, which is $7.65 per Unit, as hereinafter defined, of substantially all of the Partnership's properties (the "Assets"). The purchase price is the fair market value of the Assets as determined by an independent appraiser. The purchaser of the Assets is Brauvin Real Estate Funds L.L.C., a Delaware limited liability company (the "Purchaser") that is affiliated with the Operating General Partners, as hereinafter defined. Because the Sale will result in a transfer of the Partnership's assets to an affiliate of these general partners of the Partnership, by approving the Sale, the Limited Partners are automatically approving an amendment of the Partnership Agreement, as hereinafter defined, allowing the Partnership to sell or lease property to affiliates (this amendment, together with the Sale shall be referred to herein as the "Transaction"). The terms of the Sale are set forth in an Agreement for Purchase and Sale of Assets dated June 14, 1996 by and between the Purchaser and the Partnership (the "Acquisition Agreement"). If the Transaction is approved and certain other conditions met, the Partnership will be liquidated and dissolved (the "Liquidation") and the Limited Partners who entered the



     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


Partnership as Class A Investors (those taxable investors who are not in need of passive income) (the "Class A Limited Partners") will receive a liquidating distribution of approximately $6.95 to $7.50 per Unit in cash based upon the time such Class A Limited Partners invested in the Partnership and the Limited Partners who entered the Partnership as Class B Investors (those tax-exempt investors and other investors who seek passive income to offset passive losses from other investments) (the "Class B Limited Partners") will receive a liquidating distribution of approximately $8.44 to $8.73 per Unit in cash based upon the time such Class B Limited Partners invested in the Partnership. The actual liquidating distribution will be based upon the cash proceeds from the Sale, plus all remaining cash of the Partnership (excluding earnings after July 31, 1996, which are estimated to be nominal due to the remaining anticipated expenses) after paying or providing for payment of the Partnership's actual costs incurred and accrued through the effective time of the Sale (the "Effective Time"), including reasonable reserves in connection with: (i) the proxy solicitation; (ii) the Sale (as detailed in the Acquisition Agreement); and (iii) winding up of the Partnership, including preparation of the final audit, tax return and K-1s (collectively, the "Transaction Costs") and all other outstanding Partnership liabilities. Although the actual cash distribution to the Limited Partners is not anticipated to vary in any material respect from the estimated cash distribution, in the event the actual amount is determined to be materially less than the estimated amount set forth herein, the approval of the Limited Partners will be resolicited. The general partners of the Partnership (the "General Partners") will not receive any fees from the Partnership in connection with the Transaction and will receive only a de minimis liquidating distribution of less than $17,000 in the aggregate, in accordance with the terms of the Partnership Agreement. The Transaction is subject to certain additional conflicts of interest, as described herein, including the fact that Mr. Jerome J. Brault, the Managing General Partner of the Partnership (the "Managing General Partner") and his son, James L. Brault, an executive officer of Brauvin Realty Advisors IV, Inc., the Corporate General Partner of the Partnership (the "Corporate General Partner"), have a minority ownership interest in the Purchaser. Cezar M. Froelich, the other individual General Partner, has no affiliation with the Purchaser.

     The affirmative vote of the Limited Partners holding a majority of the issued and outstanding units (in excess of 50%) of limited partnership interest of the Partnership (each, a "Unit" and collectively, the "Units") is necessary to approve the Transaction. The approval of the General Partners is not required to approve the Transaction. There are no quorum requirements with respect to the Special Meeting, however, if the Limited Partners holding a majority of the Units do not submit a proxy or vote in person at the meeting the Transaction cannot be approved. Neither Delaware law nor the Partnership's Restated Limited Partnership Agreement, as amended (the "Partnership Agreement") provide the Limited Partners not voting in favor of the Transaction with dissenters' appraisal rights.

     The close of business on ________________, 1996 has been established as the record date (the "Record Date") for determining the Limited Partners entitled to notice of, and to direct the vote of the Units at the Special Meeting. As of the Record Date, the Partnership had outstanding and entitled to vote 1,632,510.487 Units, held of record by 885 Limited Partners.
Each Unit entitles the holder to one vote on each matter submitted to a vote of the Limited Partners.

     All duly executed proxy cards received from the Limited Partners prior to the Special Meeting will be voted in accordance with the choices specified thereon. If a duly executed proxy card does not specify a choice, the Units represented thereby will be voted "FOR" the Transaction. A Limited Partner who gives a proxy may revoke it at any time before it is voted at the Special Meeting, as described herein.


     The accompanying proxy is solicited by the Corporate General Partner on behalf of the Partnership, to be voted at the Special Meeting. The Partnership's principal executive offices are located at 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606 and its telephone number is (312) 443-0922. The Partnership has engaged The Herman Group, Inc. to act as Information Agent in connection with the proxy solicitation process. In addition to the original solicitation by mail, proxies may be solicited by telephone, telegraph or in person. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Partnership.

     The Partnership is a Delaware limited partnership formed on August 7, 1991. The Partnership's Commission file number is 0-21536. The General Partners are the Corporate General Partner, the Managing General Partner and Cezar M. Froelich. Mr. Froelich gave notice of his intent to resign as an individual General
Partner of the Partnership on May 23, 1996. Pursuant to the terms of the Partnership Agreement, Mr. Froelich's resignation will become effective on the 90th day following notice to the Limited Partners, which notice was dated June 20, 1996. The
Corporate General Partner and the Managing General Partner are collectively referred to herein as the "Operating General
Partners."


                             SUMMARY

     Set forth below is a summary of certain information contained elsewhere in this Proxy Statement. It is not intended to be a complete description of those matters which it covers and much of the information contained in this Proxy Statement is not covered by this Summary. The information contained in this Summary is qualified by the more complete information contained elsewhere in this Proxy Statement or incorporated by reference into this Proxy Statement. All Limited Partners are urged to read this Proxy Statement in its entirety.

The Transaction

     The Sale

     Pursuant to the terms of the Acquisition Agreement, the Partnership proposes to sell substantially all of the Assets to the Purchaser for a purchase price of $12,489,100 in cash, which is $7.65 per Unit. This price is the fair market value of the Assets, as of April 1, 1996 as determined by an independent appraiser and the Partnership has also received an opinion from such entity that the transaction is fair to the Limited Partners from a financial point of view. See "Terms of the Transaction - The Acquisition Agreement."

     Dissolution and Liquidation


     If the Transaction is approved and the Sale consummated, the Partnership will have sold the Assets and, pursuant to the terms of the Partnership Agreement, will be liquidated and dissolved. Promptly thereafter, each Class A Limited Partner will receive a liquidating distribution of approximately $6.95 to $7.50 per Unit in cash and each Class B Limited Partner will receive a liquidating distribution of approximately $8.44 to $8.73 per Unit in cash, based upon the time such Limited Partners invested in the Partnership. The actual liquidating distribution will be based upon cash proceeds from the Sale, plus all remaining cash of the Partnership (excluding earnings after July 31, 1996, which are estimated to be nominal due to the remaining anticipated expenses) after paying or providing for payment of the Transaction Costs and other outstanding Partnership liabilities. Although the actual cash distribution to the Limited Partners is not anticipated to vary in any material respect from the estimated cash distribution, in the event the actual amount is determined to be materially less than the estimated amount set forth herein, the approval of the Limited Partners will be
resolicited.   See "Terms of the Transaction - Dissolution and
Liquidation of the Partnership" and "Terms of the Transaction - Determination of Cash Available for Distribution." The General Partners will not receive any fees from the Partnership in connection with the Transaction and will receive only a de minimis liquidating distribution of less than $17,000 in the aggregate, in accordance with the terms of the Partnership Agreement. The Transaction is subject to certain additional conflicts of interest as described herein, including the fact that the Managing General Partner and his son, James L. Brault (collectively, the "Braults") have a minority ownership interest in the Purchaser. Mr. Froelich has no affiliation with the Purchaser. See "Terms of the Transaction - The Acquisition Agreement," "Terms of the Transaction - Determination of Cash Available for Distribution" and "Conflicts of Interest."

Related Transactions

     The Transaction is one of a series of related transactions whereby the Purchaser seeks to acquire the Assets of the Partnership and the assets, through purchase or merger, of the Affiliated Limited Partnerships, as hereinafter defined. The approval of a majority in interest of the limited partners of each of the Affiliated Limited Partnerships to their respective Affiliated Transactions, as hereinafter defined, is a condition to the effectiveness of the Transaction, which condition may be waived by the Purchaser. See "Terms of the Transaction - Related Transactions."


     The Purchaser was unwilling to structure the Transaction as a merger of the Partnership with and into the Purchaser, due in part to the fact that the Partnership Agreement places additional voting requirements on such a transaction that the Purchaser and the Operating General Partners believe would make such a transaction more difficult to consummate. See "Special Factors - Alternatives to the Transaction."

The Special Meeting; Vote Required


     A Special Meeting of the Limited Partners will be held on September __, 1996, to consider and vote upon the Transaction.
It is a condition to the closing of the Sale that the Limited Partners holding a majority of the Units (in excess of 50%) approve the Transaction. The Corporate General Partner on behalf of the Partnership is soliciting proxies from the Limited Partners to be used at the Special Meeting and any adjournments thereof. The approval of the General Partners is not required to approve the Transaction. See "Special Meeting of the Limited Partners."

Purpose of and Reasons for the Transaction


     As part of the Operating General Partners' continuing effort to fulfill their fiduciary responsibility to the Limited Partners by enhancing the value of the Limited Partners' investment in the Units, the Operating General Partners continually consider various strategies and alternatives available to the Partnership. One such strategy is the sale or disposition of some or all of the Assets. See "Special Factors - Alternatives to the Transaction."



     In connection with the Affiliated Transactions, as described below under "Terms of the Transaction - Related Transactions," the Purchaser has presented the Partnership with the Transaction. The considerations of the Purchaser in presenting the Transaction are described below under "Special Factors - Purpose of and Reasons for the Transaction - Actions Resulting in the Transaction, Mitigation of Conflicts." Promptly upon consummation of the Transaction, the Class A Limited Partners will receive a liquidating distribution of approximately $6.95 to $7.50 per Unit in cash and the Class B Limited Partners will receive a liquidating distribution of approximately $8.44 to $8.73 per Unit in cash, based upon the time such Limited Partners invested in the Partnership and the Assets will be sold to the Purchaser. Consummation of the Transaction will result in the transfer of the fair market value of the Assets to the Limited Partners on an all cash basis through a structure which eliminates virtually all post-closing liabilities and risks associated with ownership of the Assets and investment in the Units. This structure allows the Limited Partners to liquidate, on an all cash basis, their illiquid investment in their Units, which cash can then be invested in alternative investments.


     The terms of the Transaction are viewed by the Operating General Partners to be favorable to the Partnership and the Limited Partners in part because: (i) the Sale will be consummated on an all cash basis at the fair market value of the Assets; (ii) all of the Assets will be sold to the Purchaser "as is," thereby eliminating the need for the Partnership to continue operations with the less salable or valuable properties and the need to escrow funds associated with the making of representations and warranties; (iii) the Transaction is structured such that costs are estimated to equal approximately
1 1/2% of the total value of the Transaction, which the Operating General Partners believe to be below industry standards for a transaction of this size. Although the Transaction is not without risks, as described below under the section entitled "Special Factors - Purpose of and Reasons for the Transaction - Disadvantages and Risks of the Transactions," the Operating General Partners believe that, given the favorable terms of the Transaction, it is their fiduciary responsibility to present the Transaction to the Limited Partners for their approval and to recommend the transaction.





     The considerations which resulted in the determination to present the Transaction to the Limited Partners and to recommend the Transaction are described below in the section entitled "Special Factors - Purpose of and Reasons for the Transaction."


Effects of the Transaction


     If the Transaction is approved and the remaining conditions to the Sale met or waived, the Assets of the Partnership will be sold to the Purchaser, the Partnership will receive the purchase price of $12,489,100 for the Assets, the Partnership will pay the Transaction Costs and will pay or make provisions for the payment of all other Partnership liabilities and the Partnership will be liquidated and dissolved. Promptly thereafter, each Class A Limited Partner will receive a liquidating distribution of approximately $6.95 to $7.50 per Unit in cash and each Class B Limited Partner will receive a liquidating distribution of approximately $8.44 to $8.73 per Unit in cash, based upon the time such Limited Partners invested in the Partnership. Although the actual cash distribution to the Limited Partners is not anticipated to vary in any material respect from the estimated cash distribution, in the event the actual amount is determined to be materially less than the estimated amount set forth herein, the approval of the Limited Partners will be resolicited. At the time of investing, Class A Limited Partners acknowledged that they were subject to certain risks, including receipt of smaller cash distributions on the liquidation of the Partnership and/or the sale of the Assets if there were a loss on the sale of the properties. See "Accounting Issues and Income Tax Consequences of the Transaction -- Income Tax Consequences of the Transaction
- -- Differing Tax Treatment of the Limited Partners." Thereafter, Limited Partners will cease to be owners of the Partnership and will no longer bear the costs or benefits associated with such ownership. See "Special Factors - Effects of the Transaction," "Special Factors - Purpose of and Reasons for the Transaction - Costs and Risks Associated with Continued Ownership" and "Special Factors - Purpose of and Reasons for the Transaction - Benefits of the Transaction."

     The General Partners will not receive any fees from the Partnership in connection with the Transaction and will receive only a de minimis liquidating distribution of less than $17,000 in the aggregate in accordance with the terms of the Partnership Agreement. In addition, the Braults have a minority ownership interest in the Purchaser which will own the Assets following the consummation of the Transaction. Furthermore, each of Brauvin Management Company and Brauvin Financial, Inc., corporations owned, in part, by Cezar M. Froelich and an affiliate of Jerome J. Brault, will receive $21,870 from the Purchaser (not the Partnership) for advisory services rendered in connection with the Transaction.

     If the Transaction is not consummated, there can be no assurance as to whether any future liquidation or disposition of the Assets, either in whole or in part, will occur or on what terms they might occur. However, if not approved, the Operating General Partners will continue to operate the Partnership in accordance with the terms of the Partnership Agreement and in fulfillment of their fiduciary duties, including the review of any third-party offers to purchase any or all of the Assets, in an effort to enhance the Partnership's value on behalf of the Limited Partners. In addition, the Operating General Partners will continue to evaluate the various alternatives to the Transaction, as described under the heading "Special Factors -
Alternatives to the Transaction" below.   Such alternatives
include: (i) continuing to hold the Assets; (ii) individual property sales; (iii) an auction of any or all of the properties; and (iv) solicitation of third-party bids. The Operating General Partners have concluded that such options are not in the best interest of the Limited Partners at this time, particularly in light of the Purchaser's offer. The Operating General Partners do not intend to actively solicit bids for the Assets in the immediate future.

Valuation of the Assets; Fairness Opinion


     The Valuation Advisory Services Group of Cushman & Wakefield of Illinois, Inc. ("Cushman & Wakefield") was engaged by the Partnership to prepare an appraisal of the Assets. Cushman & Wackefield is part of a national network of affiliated full service real estate companies providing brokerage, management consulting and valuation services in the United States.
Cushman & Wakefield preliminarily valued the Assets at $11,851,220. The Operating General Partners reviewed the initial valuation and concluded that the values of the Assets set forth therein were lower than expected. As a result of subsequent considerations presented by the Operating General Partners, the valuation was increased to $12,489,100, which is the total cash consideration to be paid by the Purchaser in connection with the Sale. See "Special Factors - Valuation of the Assets; Fairness Opinion."


     Cushman & Wakefield was subsequently engaged to provide an opinion as to the fairness of the Transaction to the Limited Partners from a financial point of view (the "Fairness Opinion"). In its Fairness Opinion, dated August 9, 1996, Cushman & Wakefield advised the Partnership through the Corporate General Partner, that in its opinion, the price per Unit reflected in the Transaction is fair, from a financial point of view, to the Limited Partners. In addition, in its opinion Cushman & Wakefield stated that the determination that a price is "fair" does not mean that the price is the highest price which might be obtained in the marketplace, but rather that based upon the sum of the appraised values of the properties. The price reflected in the Transaction is believed by Cushman & Wakefield to be reasonable. The discussion herein of the Fairness Opinion is qualified in its entirety by reference to the section entitled "Special Factors - Valuation of the Assets; Fairness Opinion" below and to the text of such Fairness Opinion, a copy of which is attached hereto as Annex II. The Fairness Opinion will not be updated by Cushman & Wakefield unless there is a material change relating to the Assets, a material change to the terms of the Transaction or the receipt of any additional third-party offers.


Recommendations of the General Partners


     The Operating General Partners have determined that the terms of the Transaction are fair to the Limited Partners and, therefore, recommend that the Limited Partners vote "FOR" the Transaction. The recommendation of the Operating General Partners is, however, subject to conflicts of interest as described herein. The Operating General Partners' determination of fairness was based on the following factors. See "Special Factors - Recommendations of the General Partners" for a more detailed discussion of the following factors.


     Factors in Favor of the Transaction


     In determining the fairness of the Transaction, the Operating General Partners considered the following factors which weighed in favor of the Transaction: (i) use of an independent appraiser's valuation of the Assets as a basis for the purchase price; (ii) the structure of the Sale as an all cash, "as is" sale of all of the Assets, thereby eliminating the need for the Partnership to continue operations with the less salable or valuable properties; (iii) avoidance of certain potential transaction costs, such as investment banking fees or real estate brokerage commissions, which could have approximated $375,000 to $750,000 in the aggregate; (iv) the willingness of the Purchaser to effect an all cash transaction; (v) the Fairness Opinion rendered in connection with the Transaction; (vi) the fact that the Transaction will be effected with minimal representations and warranties by the Partnership, thereby eliminating the need to escrow funds; (vii) the flexibility granted to the Operating General Partners in the Acquisition Agreement to pursue subsequent offers that can produce a better return to the Limited Partners; (viii) the fact that a majority in interest of the Limited Partners (in excess of 50%) is required to approve the Transaction; (ix) the average lease term of the Assets and other risks associated with continuing to own the Assets; (x) the high cost of operating a publicly-held entity; (xi) the lack of an established trading market for the Units; (xii) the comparison of the per Unit purchase price to current and historical market prices; (xiii) the expressed desire of certain Limited Partners to have their investment in the Partnership liquidated; and
(xiv) the Operating General Partners' industry knowledge regarding the marketability of properties with lease terms similar to the Assets.






     Factors Against the Transaction


     In determining the fairness of the Transaction, the Operating General Partners also considered the following factors which weighed against the Transaction: (i) the affiliated nature of the Transaction and other conflicts of interest; (ii) that there can be no assurance that the cash purchase price received by the Limited Partners in connection with the Transaction can be invested in alternative investments that will generate a return equal to or greater than that generated by the investment in the Partnership; (iii) that the Limited Partners will no longer have an ownership interest in the Assets and thus will not share in any potential changes in their value; (iv) that there can be no assurances that a better offer for the acquisition of the Assets may not be available now or in the future; and (v) that the Limited Partners may incur certain tax liabilities as a result of the Transaction. Mr. Froelich is not recommending the Transaction since he believes that the most advantageous methodology for determining a fair price for the Assets would be to seek third-party offers through an arm's-length bidding process.

Conflicts of Interest

     The Transaction is subject to certain conflicts of interest as more fully described under the heading "Conflicts of Interest"
below.   Such conflicts include:  (i) that the Operating General
Partners are affiliated with the Purchaser, due to the minority ownership interest of the Braults in such entity and, therefore, they have an indirect economic interest in consummating the Transaction that may be considered to be in conflict with the economic interests of the Limited Partners; (ii) that the General Partners will receive a de minimis liquidating distribution of less than $17,000 in the aggregate in connection with the liquidation and dissolution of the Partnership; (iii) that each of Brauvin Management Company and Brauvin Financial, Inc., which are owned, in part, by Cezar M. Froelich and an affiliate of Jerome J. Brault, will receive $21,870 from the Purchaser (not the Partnership) for advisory services rendered in connection with the Transaction; and (iv) that the General Partners have been granted certain indemnification rights by each of the Partnership and the Purchaser.


                         SPECIAL FACTORS

Purpose of and Reasons for the Transaction


     As part of the Operating General Partners' continuing effort to fulfill their fiduciary responsibility to the Limited Partners by enhancing the value of the Limited Partners' investment in the Units, the Operating General Partners continually consider various strategies and alternatives available to the Partnership. One such strategy is the sale or disposition of some or all of the Assets. For a discussion of these various strategies and alternatives see the section entitled "Special Factors - Alternatives to the Transaction" below.


     In connection with the Affiliated Transactions, as described below under "Terms of the Transaction - Related Transactions," the Purchaser has presented the Partnership with the Transaction. The considerations of the Purchaser in presenting the Transaction are described below under "Actions Resulting in the Transaction; Mitigation of Conflicts. Promptly upon consummation of the Transaction, the Class A Limited Partners will receive a liquidating distribution of approximately $6.95 to $7.50 per Unit in cash and the Class B Limited Partners will receive a liquidating distribution of approximately $8.44 to $8.73 per Unit in cash, based upon the time such Limited Partners invested in the Partnership and the Assets will be sold to the Purchaser. Consummation of the Transaction will result in the transfer of the fair market value of the Assets to the Limited Partners on an all cash basis through a structure which eliminates virtually all post-closing liabilities and risks associated with ownership of the Assets and investment in the Units. This structure allows the Limited Partners to liquidate on an all cash basis, their illiquid investment in their Units, which cash can then be invested in alternative investments.


     The terms of the Transaction are viewed by the Operating General Partners to be favorable to the Partnership and the Limited Partners in part because: (i) the Sale will be consummated on an all cash basis at the fair market value of the Assets; (ii) all of the Assets will be sold to the Purchaser "as is," thereby eliminating the need for the Partnership to continue operations with the less salable or valuable properties and the need to escrow funds associated with the making of representations and warranties; (iii) the Transaction is structured such that costs are estimated to equal approximately
1 1/2% of the total value of the Transaction, which the Operating General Partners believe to be below industry standards for a transaction of this size. Although the Transaction is not without risks, as described below under the subsection "Disadvantages and Risks of the Transactions," the Operating General Partners believe that, given the favorable terms of the Transaction, it is their fiduciary responsibility to present the Transaction to the Limited Partners for their approval and to recommend the transaction.


     The terms of the Transaction were viewed by the Purchaser to be favorable in part because: (i) the Sale will be consummated at the fair market value of the Assets; (ii) total Transaction Costs are believed to be below industry standards for a transaction of this size; (iii) as a non-public entity, the Purchaser will not be required to incur certain significant annual costs of compliance with the Federal securities laws; and (iv) as a result of the Braults' affiliation with the Purchaser, the Purchaser has knowledge regarding the Assets and thus was willing to purchase such Assets on an "as is" basis.


     The considerations which resulted in the determination to present the Transaction to the Limited Partners and to recommend the Transaction are described in more detail below.

     Background and Operational History of the Partnership

     The Partnership is a Delaware limited partnership organized on August 7, 1991 to raise funds from investors to acquire income-producing retail and other commercial properties predominantly all of which were subject to triple-net leases.
The Partnership completed its public offering on December 11, 1993 and raised a total of $16,008,310. As of December 31, 1995, the Partnership had also raised an additional $394,118 through its distribution reinvestment plan. As of the date hereof, the Partnership owns the land and buildings underlying ten properties as well as a majority interest in a joint venture which owns the land and building underlying a CompUSA store. See "Certain Information about the Partnership, Its General Partners and their Affiliates - Description of the Assets." Prior to January 1996, all of the properties of the Partnership were under lease. In January 1996, the property located in Joliet, Illinois, previously leased to SoFro Fabrics, Inc. and guaranteed by its parent company, House of Fabrics, Inc., was vacated in connection with House of Fabrics, Inc.'s bankruptcy filing. Although the Partnership has engaged a national brokerage firm to assist in re-leasing this property, the property remains vacant to date.

     Cash distributions to Limited Partners for 1995, 1994 and 1993 were $1,296,726, $1,244,736 and $495,847, respectively. As a result of the termination of the lease on the Joliet, Illinois property, the Partnership recently reduced the quarterly distribution payment by one-half percent. Because of the decision to present the Transaction to the Limited Partners, the Operating General Partners have determined that no further distributions of operating cash flow will be made by the Partnership to the Limited Partners prior to consummation or termination of the Transaction. The Operating General Partners have also determined that the Partnership will not repurchase Units from Limited Partners during this period. See "Certain Information About the Partnership, Its General Partners and their Affiliates - Distributions."

     The Partnership is the last of a series of affiliated limited partnerships formed to acquire similar properties. The Partnership's Prospectus dated December 12, 1991 (the "Prospectus") states that the anticipated holding period for the Partnership's properties is no more than seven to nine years. However, because the Affiliated Limited Partnerships were formed prior to the Partnership, the properties acquired by the Affiliated Limited Partnerships are either at the beginning or end of the period in which it was anticipated that such properties would be sold. As a result, the Operating General Partners began investigating options for the liquidation of the properties held by the Affiliated Limited Partnerships and therefore also considered the liquidation of the properties held by the Partnership.

     Actions Resulting in the Transaction; Mitigation of
Conflicts

     Over the past few years, in an attempt to enhance Limited Partner value with respect to the Units, as well as such value to the limited partner investors in the Affiliated Limited Partnerships, the Operating General Partners approached several investment banking firms regarding various strategies and alternatives available to the Partnership and the Affiliated Limited Partnerships, including the liquidation of the Assets and the assets of the Affiliated Limited Partnerships and return the proceeds from such liquidation to the investors. Although numerous meetings were held with representatives from such investment banks, no viable value enhancement scenarios were formulated. During the past several months the Operating General Partners increased their activity with respect to formulating a liquidation strategy, as Brauvin High Yield Fund L.P., one of the Affiliated Limited Partnerships, is at the end of its anticipated holding period of six to nine years for its properties. As a result of recent conversations with persons familiar with the triple-net lease industry, it was determined that the rapidly approaching termination dates for many of the leases governing the Partnership's and the Affiliated Limited Partnership's properties caused such properties to fall outside of the acquisition parameters and standards of several organizations interested in acquiring a portfolio of triple-net lease properties and thus limited the salability of the Partnership's portfolio. As a result of the Operating General Partners consideration of an exit strategy, the Braults began to actively pursue the possibility of acquiring the Assets from the Partnership. In attempting to obtain the necessary financing to effect this purchase, the Braults met with various third-party debt and equity sources who negotiated and structured the terms of the Transaction on behalf of the Purchaser so as to allow the Purchaser to consummate the Transaction on an all cash basis. In connection with the negotiation of the financing arrangements, the terms of the Transaction and the ownership structure of the Purchaser, each party, including the Purchaser, the Partnership, the debt and equity participants and the General Partners, were represented by separate professionals experienced in transactions of this type. The retention of such professionals was deemed to be important in order to mitigate the potential conflicts of interest inherent in the Transaction. The sale price was based on the independent appraisal of Cushman & Wakefield, who was retained by the Partnership in connection with the Partnership's annual valuation of the Assets, prior to any discussions of the Transaction with Cushman and Wakefield and the terms of the Transaction were negotiated with the assistance of counsel to the Purchaser and counsel to the Partnership. In addition, Cushman & Wakefield was retained to provide an opinion that the Transaction is fair to the Limited Partners from a financial point of view.

     Prospects of the Partnership


     Pursuant to the terms of the Acquisition Agreement, the Purchaser has agreed to pay $12,489,100 in cash for the Assets. The purchase price is the fair market value of the Assets as determined by Cushman & Wakefield. Due to the relatively fixed nature of the lease payments generated by the Assets, the remaining lease terms, and the non-performing nature of the Joliet, Illinois property in particular, the fair market value may not increase over the foreseeable future. Prior to the filing by the Partnership of its preliminary proxy materials, the Partnership had not been presented with any offers for the purchase of the Assets, although it has received and pursued a few expressions of interest from third parties. One such expression of interest was for all of the Assets (together with the assets of the Affiliated Limited Partnerships) but at an aggregate purchase price lower than that proposed by the Purchaser, with higher transaction costs and other factors, such as a lack of management ability, that led the Operating General Partners to believe that this transaction would not be better for the Limited Partners or the limited partners of the Affiliated Limited Partnerships. However, the Operating General Partners did pursue this possible transaction long enough to cause an increase in the price of this possible offer by approximately 6% from the initial price. Another expression of interest was for only certain of the Assets, which would result in an overall lesser return to the Limited Partners and the need to continue to operate the Partnership and the Affiliated Limited Partnerships and thus the proposal was not pursued.


     As a result of its proxy solicitation processes, at the close of business on July 17, 1996, the Partnership received a contract with respect to an acquisition of the Partnership's assets from an experienced owner of properties similar to those owned by the Partnership (the "Offeror"). The General Partners and their advisors reviewed the contract, compared and contrasted the terms of this offer to the terms of the Transaction and determined that the Offeror's offer is not as beneficial to the Limited Partners as the Transaction. This determination was based largely in part on the fact that: (i) the Offeror's offer price did not adequately take into consideration the fees and expenses associated with consummation of such offer; (ii) given the nature of the representations and warranties, the indemnification provisions and the assumption of only very limited liabilities as set forth in the Offeror's offer, the Partnership would be required to maintain significant holdbacks from the distribution of cash to the Limited Partners, thereby postponing the dissolution of the Partnership, decreasing the payment to the Limited Partners promptly following closing and likely decreasing the aggregate amount of cash that will ultimately be distributed to the Limited Partners; (iii) the Offeror's offer specifically prohibited the Partnership from continuing to negotiate with the Purchaser, which continued negotiation would be necessary to assure that the Limited Partners are ultimately presented with the most favorable offer available at the time; and (iv) the Offeror's offer was not a firm offer due to the significant number of contingencies and the unqualified right of the Offeror to walk away from its offer. In addition, Cushman & Wakefield was asked to conduct an independent review of the Offeror's offer and make a recommendation as to its acceptability. Cushman & Wakefield concluded that the Offeror's offer was not acceptable to the Partnership based on price and on the terms and conditions of the offer, including, without limitation, the scope and terms of the representations and warranties, the indemnification provisions, the closing date and the costs associated with consummating such offer.


     As a result of the foregoing considerations, the General Partners rejected the Offeror's offer, but recommended that the Offeror improve and resubmit said offer. No revised offer has been received to date, although the Operating General Partners have remained in contact with the Offeror. To the extent a revised offer is submitted, the Operating General Partners will continue to negotiate with the Offeror in an effort to present the most beneficial offer to the Limited Partners for their consideration. In addition, should the Operating General Partners deem it necessary, Cushman & Wakefield or another independent third-party advisor will be retained to evaluate the revised offer and possibly to negotiate with each of the Purchaser and the Offeror. If it is determined that the Offeror is willing and able to consummate a transaction that is more beneficial to the Limited Partners than the Transaction, the Limited Partners will be notified and the proxy solicitation with respect to the Transaction will be amended.

     In an effort to address Mr. Froelich's belief that the Partnership should actively seek third-party offers through an arms-length bidding process to establish a fair price for the Assets, the Partnership has made, and will continue during the pendency of the proxy solicitation process to make, all pertinent information pertaining to the Partnership and the Assets available to other potential purchasers, including the Offeror, who appear to have the financial ability to acquire the Assets on an all cash basis. If the Transaction is not approved, there can be no assurance as to whether any future liquidation or disposition of the Assets will occur or on what terms they might occur. Despite the Partnership obtaining both the Valuation and the Fairness Opinion from Cushman & Wakefield, there can be no assurances that a better offer for the acquisition of the Assets may not be available.


     Risks and Related Costs Associated with Continued Ownership of the Assets

     The average remaining lease term for the Assets is 10.8 years. The longer the Assets are held by the Partnership, the greater the risk to the Partnership of lease rollover, renegotiation and non-renewal. This risk is evidenced by the recent lease default by House of Fabrics, Inc. in connection with its bankruptcy filing. Because many of the Partnership's properties were designed for a particular type of operation, lease default or non-renewal could result in the need for substantial capital improvements or remodeling to attract new tenants. Eventually the Partnership will be required to reserve against such risks. Lease defaults and non-renewals, as well as reserves against such risks will eventually result in lower distributions to the Limited Partners.

     The Partnership incurs general and administrative costs related to its status as a public reporting entity under the Federal securities laws. The costs of preparing reports such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as the expenses of printing and mailing these materials can be significant. The Partnership incurs significant legal and accounting fees in complying with the Federal securities laws. Over the past two years, the Partnership has spent approximately $146,480 and $164,081 on partnership administration expense, and legal, accounting and tax advisory fees necessitated by the on-going Federal securities law compliance. If the Partnership were not a publicly-held entity, many of these costs could be eliminated, although such cost savings would not be of benefit to the Limited Partners.

     There is no established trading market for the Units. As a result, the Limited Partners and the Partnership incur all of the costs associated with public-entity status, but have little of the benefits. Since the Units are not readily transferable, the Limited Partners are essentially locked into their investment in the Units.

     Benefits of the Transaction

     As a result of the Transaction, the Limited Partners will receive their proportionate share, on an all cash basis, of the fair market value of the Assets, as valued by an independent appraiser. Such proceeds can then be reinvested by the Limited Partners in other investments that could possibly yield a higher return than the investment in the Partnership. The terms of the Transaction are viewed by the Operating General Partners to be favorable to the Partnership and the Limited Partners in part because the cost of the Transaction to the Partnership, which is estimated to equal approximately 1 1/2% of the total value of the Transaction, is believed to be below industry standards for a transaction of this size. It is not unusual in similar types of transactions to see investment banking fees or real estate brokers commissions which alone exceed 3% of the value of a transaction. In addition, the structure of the Transaction eliminates the need for the Partnership to reserve or hold back any funds from distribution to the Limited Partners to satisfy any post-closing liabilities. Finally, consummation of the Transaction and liquidation and dissolution of the Partnership will permit the Limited Partners to make alternative investments which may generate favorable returns and greater liquidity.


     Risks of the Transaction

     The Transaction is not without certain potential disadvantages and risks to the Limited Partners. Such disadvantages and risks include the fact that: (i) there can be no assurance that the cash purchase price received by the Limited Partners in connection with the Transaction can be invested in alternative investments that will generate a return equal to or greater than that generated by the investment in the Partnership;
(ii) the Limited Partners will no longer have an ownership interest in the Assets and thus will not share in any potential changes in their value; (iii) despite the Partnership obtaining both the Valuation and the Fairness Opinion from Cushman & Wakefield, there can be no assurances that a better offer for the acquisition of the Assets may not be available now or in the future; and (iv) the Limited Partners may incur certain tax liabilities as a result of the Transaction. Notwithstanding the foregoing, the Operating General Partners concluded that, as with any investment, such potential disadvantages and risks are speculative, are unable to be quantified and do not outweigh the benefits of the Transaction.

Alternatives to the Transaction

     The Operating General Partners considered several alternatives to selling the Assets to the Purchaser as contemplated by the Acquisition Agreement including:
(i) continuing to hold the Assets; (ii) individual property sales; (iii) an auction of any or all of the properties;
(iv) solicitation of third-party bids; and (v) a merger of the Partnership with and into the Purchaser.

     Continuing to hold the Assets was rejected as the risk from ownership increases the longer the properties are held and thus the value of the Assets becomes less certain. This risk results from the approaching maturity dates for each of the leases of the Assets (which is currently 10.8 years on average), the costs of the renegotiation of such leases and the related risk of default or non-renewal. A sale of the Assets at this time will avoid such increasing risks, which was recently evidenced by the lease default by House of Fabrics, Inc. with respect to the Joliet, Illinois property.

     Individual property sales were rejected as this option would likely result in the Partnership's more salable or valuable properties being sold and the Partnership being forced to retain the less salable or valuable properties. Even if the more valuable properties were sold on an all cash basis comparable to the Sale, the Partnership would likely be required to retain a substantial portion of the proceeds of such sales to cover the expenses related to ongoing administration of the Partnership. Because the Partnership's administrative costs are relatively fixed, a sale of the more salable or valuable properties would ultimately result in proportionally less cash being available for distribution to the Limited Partners. Furthermore, it is the belief of the Operating General Partners that costs associated with individual sales of the properties would, in the aggregate, be greater than the costs associated with a sale of all of the Assets, due in part to the need to negotiate with multiple parties and the loss of economies of scale. These increased costs would further result in less cash being available for distribution to the Limited Partners. Finally, because the more salable or valuable properties will likely be sold first, risks associated with lease defaults and non-renewals, as well as risks associated with particular markets and industries will increase. Therefore, the sale of the Assets in a single transaction, eliminates the need for the Partnership to remain in existence with a smaller, less diverse and more risky portfolio.

     An auction of all of the Assets was also rejected, as it is the belief of the Operating General Partners that real estate auctions (as opposed to a solicitation of third-party bids through the use of investment bankers or real estate brokers) are generally viewed as a sale method of last resort and the typical buyer at such an auction is seeking below market price purchases. An auction of individual assets would likely result in the same adverse effects as those resulting from sales of individual properties.

     A formal solicitation of third-party bids for the Assets was not undertaken by the Operating General Partners prior to the date the Partnership entered into the Acquisition Agreement. However, over the past few years the Operating General Partners had approached several investment banking firms regarding various strategies and alternatives available to the Partnership, including the liquidation of the Assets and the assets of the Affiliated Limited Partners. Although numerous meetings were held with representatives from such investment banking firms, no viable value enhancement scenarios were formulated. Furthermore, after recent conversations with persons familiar with the triple-net lease industry, it was determined that the rapidly approaching termination dates for many of the leases to which the Partnership's properties were subject and those of the Affiliated Limited Partnerships caused such properties to fall outside of the acquisition parameters and standards of several organizations interested in acquiring a portfolio of triple-net lease properties and thus limited the salability of the Partnership's portfolio. Notwithstanding the fact that the Operating General Partners did not believe that the solicitation of third-party bids would result in a better offer for the Limited Partners, the Operating General Partners required that the terms of the Acquisition Agreement, permit the General Partners to terminate the Sale at any time should they receive an offer for the Assets which they in good faith believe to be on terms preferable to the Sale. However, in accordance with the terms of the Acquisition Agreement, the Partnership will not actively solicit third-party bids. Although there have been a few expressions of interest from potential third-party purchasers generated by the Purchaser's effort to secure financing, as described above, no party has made a firm offer for the Assets. In conjunction with Mr. Froelich's belief that the solicitation of third-party offers through an arm's-length bidding process would be the most advantageous method for determining a fair price for the Assets, the Partnership will continue to make available to prospective purchasers all relevant materials necessary to conduct due diligence with respect to the Assets. Until the Transaction is approved, the General Partners will entertain any offers which can produce a comparable overall return to the Limited Partners. Notwithstanding the foregoing, the Operating General Partners have surveyed the market and have been unable to identify a strategic or financial buyer that would be interested in purchasing the entire portfolio of the Assets, on an all cash basis. This is mainly the result of three factors: (i) 36% of the Assets have lease terms which provide the lessees with rights of first refusal on any sale of the Assets, significantly complicating negotiations of any possible offers from third parties; (ii) the average remaining lease term of 10.8 years makes the Assets less attractive to such purchasers; and
(iii) the fact that one of the Partnership's properties is not currently under lease.


     The Purchaser was unwilling to structure the Transaction as a merger of the Partnership with and into the Purchaser, due in part to the fact that the Partnership Agreement places additional voting requirements on such a transaction that the Purchaser and the Operating General Partners believe would make such a transaction more difficult to consummate.

Effects of the Transaction

     General

     If the Transaction is approved and the remaining conditions to the Sale are met or waived, the Assets will be sold to the Purchaser in exchange for the purchase price of $12,489,100. The Partnership will then pay the Transaction Costs and pay or make provisions for the payment of all other Partnership liabilities and the Partnership will be liquidated and dissolved.
Thereafter, the registration of the Units under Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") will then be terminated. Further, upon dissolution, the Partnership will no longer be subject to the periodic reporting requirements of the Exchange Act and will cease filing information with the Securities and Exchange Commission (the "Commission"). The Corporate General Partner intends to conclude the liquidation of the Partnership as soon as possible and no later than December 31, 1996.

     Effects on the Limited Partners


     Upon liquidation and dissolution of the Partnership, in accordance with the Partnership Agreement, the resulting proceeds of the Sale, together with all cash on hand (excluding earnings after July 31, 1996, which are estimated to be nominal due to the remaining anticipated expenses), will be used to make distributions to the Limited Partners after payment of or making provisions for the payment of; (i) all Transaction Costs; and
(ii) all other Partnership liabilities, including the Rally's litigation. The Operating General Partners currently anticipate that the Class A Limited Partners will receive a liquidating distribution of approximately $6.95 to $7.50 per Unit and the Class B Limited Partners will receive a liquidating distribution of approximately $8.44 to $8.73 per Unit, based upon the time such Limited Partners invested in the Partnership. Although the actual cash distribution to the Limited Partners is not anticipated to vary in any material respect from the estimated cash distribution, in the event the actual amount is determined to be materially less than the estimated amount set forth herein, the approval of the Limited Partners will be resolicited.

     Thereafter, the Limited Partners will cease being owners of the Partnership and will no longer bear the costs and risks associated with such ownership. A description of such risks and benefits is set forth above under the heading "Special Factors - Purpose of and Reasons for the Transaction - Costs and Risks Associated with Continued Ownership." However, the Limited Partners will thereafter assume the risks associated with consummation of the Transaction. See "Special Factors - Purposes of and Reasons for the Transaction - Costs and Risks of the Transaction" above.

     Effects on the General Partners

     The General Partners will not receive any fees from the Partnership in connection with the Transaction and will receive only a de minimis liquidating distribution of less than $17,000 in the aggregate, in accordance with the terms of the Partnership Agreement. However, the Braults have a minority ownership interest in the Purchaser and thus will become part owners of the Assets following the consummation of the Transaction. In addition, each of Brauvin Management Company and Brauvin Financial, Inc., corporations owned, in part, by Cezar M. Froelich and an affiliate of Jerome J. Brault, will receive $21,870 from the Purchaser (not the Partnership) for advisory services rendered in connection with the Transaction. See "Terms of the Transaction - Determination of Cash Available for Distribution."


     Effects on the Purchaser

     If the Transaction is approved and the remaining conditions to the Sale are met or waived, the Purchaser will purchase the Assets for $12,489,100 and will assume the liabilities associated with Assets. Thereafter, the benefits and risks associated with the ownership of the Assets will rest solely with the Purchaser.


     Effects of Failure to Approve the Transaction

     If the Transaction is not consummated, there can be no assurance as to whether any future liquidation or disposition of the Assets, either in whole or in part, will occur or on what terms they might occur. However, if not approved, the Operating General Partners will continue to operate the Partnership in accordance with the terms of the Partnership Agreement and in fulfillment of their fiduciary duties, including the review of any third-party offers to purchase any or all of the Assets, in an effort to enhance the Partnership's value on behalf of the Limited Partners. In addition, the Operating General Partners will continue to evaluate the various alternatives to the Transaction, as described under the heading "Special Factors -
Alternatives to the Transaction" below.   Such alternatives
include: (i) continuing to hold the Assets; (ii) individual property sales; (iii) an auction of any or all of the properties; and (iv) solicitation of third-party bids. The Operating General Partners have concluded that such options are not in the best interest of the Limited Partners at this time, particularly in light of the Purchaser's offer. The Operating General Partners do not intend to actively solicit bids for the Assets in the immediate future should the Transaction not be consummated.

Valuation of the Assets; Fairness Opinion


     Cushman & Wakefield was engaged by the Partnership on March 15, 1996 to value the Assets pursuant to the Partnership's obligation to provide a valuation of the Units within 120 days after the end of the fiscal year to satisfy the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Partnership subsequently engaged Cushman & Wakefield to provide an opinion as to whether the Transaction is fair from a financial point of view. Other than the engagements described herein, and the engagement of Cushman & Wakefield by the Affiliated Limited Partnerships in connection with the Affiliated Transactions, there has been no material relationship between Cushman & Wakefield or its affiliates and the Partnership or its affiliates, nor is any such relationship contemplated.

     Copies of the Valuation and the Fairness Opinion are attached hereto as Annex I and Annex II, respectively.

     Experience of Cushman & Wakefield

     Cushman & Wakefield is part of a national network of affiliated full service real estate companies providing brokerage, management, consulting and valuation services in the United States (the "C&W Affiliated Companies"). The clients of the C&W Affiliated Companies include major commercial and investment banks, Fortune 500 corporations, pension funds, advisory firms and government agencies. The Valuation Advisory Services Group of the C&W Affiliated Companies has 19 branch offices located in various geographic regions of the United States. This large network of professionals provides local expertise in key markets and sub-regions and enables Cushman & Wakefield to effectively handle broad-based, multi-property assignments. Furthermore, the C&W Affiliated Companies valuation network provides a large national database of market information and ensures a consistent methodology for each property valuation. The Operating General Partners considered several appraisal firms but ultimately chose Cushman & Wakefield based upon their expertise and industry leadership.

     Valuation

     Pursuant to its engagement, Cushman & Wakefield reported to the Partnership that the sum of the individual valuations of the Assets was $12,489,100 as of April 1, 1996 (collectively, the "Valuation"). Certain of the assumptions, qualifications and limitations to the Valuation are described below. The summary set forth below does not purport to be a complete description of the analysis employed by Cushman & Wakefield in preparing the Valuation. A copy of the Valuation analysis will be made available to Limited Partners upon request. The Partnership imposed no conditions or limitations on the scope of Cushman & Wakefield's investigation or the methods and procedures to be followed in preparing the Valuation. No other appraisals of the Assets were obtained by the Partnership due to the significant cost involved and the Operating General Partners' opinion that the Valuation was prepared according to industry standards by a reliable and independent appraisal firm.

     Factors Considered

     In preparing the Valuation, Cushman & Wakefield:
(i) conducted a physical inspection of each property;
(ii) considered the location and market area of each property, with particular attention given to the submarket definition, demand generators, competitive properties, trade area demographics and outlook; (iii) reviewed property sales history where provided; (iv) analyzed site and improvements with regard to quality, functionality and condition of improvements toward existing use; and (v) considered the highest and best use of each site. In addition, Cushman & Wakefield conducted a review and analysis of each existing individual lease abstract, or leases where provided, affecting each of the properties. In conducting their analysis, Cushman & Wakefield was provided with, among other things: (i) certain information relating to the business, earnings, operating cash flow and assets of the Partnership, including sales performance of the Assets for 1993 through 1995, where provided, and estimates of 1996 tenant sales; (ii) surveys, legal descriptions, current property tax statements, and detailed lease abstracts; and (iii) such other information as Cushman & Wakefield deemed necessary or appropriate. In addition, Cushman & Wakefield personnel questioned the Operating General Partners about the markets in which the Assets operate and the operating history of the Assets.

     Summary of Cushman & Wakefield's Methodology and Approaches to Value

     Cushman & Wakefield's valuation of the Assets was based primarily on a discounted cash flow analysis. Cushman & Wakefield believes that the valuation resulting from the discounted cash flow analysis is the best indication of value, as an investor in the type of property owned by the Partnership considers its income producing capabilities as most important. A sales comparison approach based on comparable sales was determined to be less reliable because of the lack of comparable properties and recent sales data for many of the Assets.


     Individual evaluation reports containing property specific information such as location, competition, and market and trade area analysis, were prepared by Cushman & Wakefield for each Asset. These evaluation reports formed the foundation for Cushman & Wakefield's valuation analysis. In conducting its cash flow analysis, Cushman & Wakefield performed an individual property-by-property analysis to establish an anticipated cash flow to be received over a specified holding period, typically of a ten-year duration, for a particular property. Analysis as to cash flows takes into account the contractual rent and the terms and conditions of each lease, plus reversion, as well as the credit associated therewith.

     Cushman & Wakefield also conducted an analysis of the reversionary component of the cash flow analysis for each property, which values the property at the end of a specified holding period, based on the estimated highest and best use of the property, at reversion. The highest and best use of a property was formulated based on a decision matrix which takes into account specific property and location characteristics, demographic profile and outlook, sales history and market position of the property relative to its competition. Where the highest and best use of a property at reversion was estimated to be a continuation of the existing use, the reversionary value of the property is based on capitalizing the property's eleventh year's net operating income into value by means of direct capitalization. Use of a ten-year investment holding period within a discounted cash flow analysis represents typical investor criteria within the market. The discounted cash flow method is an accepted means within the market of analyzing and valuing properties similar to the Assets, and is in conformance with the established and accepted valuation procedures of the Appraisal Institute regarding properties of this type. Where the anticipated highest and best use of a property differs from the existing use, the reversionary value of the property was estimated based on a cost approach methodology, which incorporates land value estimates and depreciated replacement cost estimates for the improvement contribution, if any.
Cushman & Wakefield determined the current use of each property to be its highest and best use, except as otherwise determined within the valuation and evaluation reports.

     Pursuant to the discounted cash flow analysis, Cushman & Wakefield's valuation of the Assets totalled $11,851,220. As a result of subsequent considerations presented by the Operating General Partners the total of the valuations was increased to $12,489,100, which is the amount allocated by the Purchaser to the Assets in connection with the Transaction. The considerations presented by the Operating General Partners included clarification of certain lease provisions relating to existing and new tenants and sub-tenants, as well as further discussions relating to yield rates and market and renewal rent parameters as a function of gross sales volumes for the restaurant properties. The Operating General Partners have reviewed and accept the final Valuation and believe that it was prepared in accordance with appropriate professional standards.

     Assumptions, Limitations and Qualifications of Cushman &
     Wakefield's Valuation

     Aside from the Assumptions and Limiting Conditions contained in Cushman & Wakefield's evaluation and valuation reports, in preparing the Valuation, Cushman & Wakefield relied, without independent verification, on the accuracy and completeness of all information supplied or otherwise made available to it by or on behalf of the Partnership. In arriving at the Valuation, Cushman & Wakefield assumed: (i) good and marketable title;
(ii) that each Asset was free and clear of all liens, unless otherwise stated; (iii) responsible ownership and competent management of each Asset; (iv) no hidden or unapparent conditions; (v) full compliance with zoning laws; (vi) possession of all necessary licenses, certificates of occupancy and other governmental consents; (vii) that no potentially hazardous or toxic materials were located at or about the Assets; and
(viii) compliance with the Americans with Disabilities Act of 1990. Cushman & Wakefield did not conduct a legal survey of the Assets. An appraisal is only an estimate of value, as of the specific dates stated in the appraisal, and is subject to the assumptions and limiting conditions stated in the report. An opinion is not a measure of realizable value and may not reflect the amount which would be received if the property was sold. Reference should be made to the entire appraisal report.

     Fairness Opinion


     Subsequent to its engagement in connection with the Valuation, Cushman & Wakefield was engaged to provide the Fairness Opinion. Cushman & Wakefield was neither asked to make, nor did it make, any recommendation as to the purchase price of the Assets, although it did provide the Valuation on which the Transaction price was based. Cushman & Wakefield was not asked to solicit offers from other interested parties nor was it asked to opine on any aspects of the Transaction other than that specifically mentioned above. The discussion herein of the Fairness Opinion is qualified in its entirety by reference to the text of such Fairness Opinion, a copy of which is attached hereto as Annex II.




     In connection with rendering its opinion, Cushman & Wakefield reviewed and relied on its analysis undertaken in connection with the Valuation and its appraisal work as a basis for establishing the fairness of the proposed Transaction. The analysis which Cushman & Wakefield conducted in preparing the Valuation is described above under the subheadings "Factors Considered," "Summary of Cushman & Wakefield's Methodology and Approaches to Value" and "Assumptions, Limitations and Qualifications of Cushman & Wakefield's Valuation" of this section, which analysis is incorporated by reference herein. In addition, in rendering its opinion, Cushman & Wakefield reviewed the third-party offer of the Offeror described in the section entitled "Special Factors - Prospects of the Partnership."


     In its Fairness Opinion, dated August 9, 1996, Cushman & Wakefield advised the Partnership through the Corporate General Partner, that in its opinion, the price per Unit reflected in the Transaction is fair, from a financial point of view, to the Limited Partners. In its opinion Cushman & Wakefield stated that the determination that a price is "fair" does not mean that the price is the highest price which might be obtained in the marketplace, but rather that based upon the sum of the appraised values of the Assets, the price reflected in the Transaction is believed by Cushman & Wakefield to be reasonable.


     Although there is no active market in trading the Units, Cushman & Wakefield noted that for those Units that have traded the price per Unit was at or below the price per Unit in the Transaction. As stated above, Cushman & Wakefield reviewed and relied on its analysis undertaken in connection with the Valuation and its appraisal work as a basis for establishing the fairness of the Transaction. Other methods could have been employed to test the fairness of the Transaction and yielded different results. In rendering this opinion, Cushman & Wakefield noted that it had not considered, and had not addressed, market conditions and other factors (e.g., whether the sale of the Assets as a portfolio rather than a series of sales of individual properties, would produce a premium or a discounted selling price) that, in an open-market transaction, could influence the selling price of the Assets and result in proceeds to the Limited Partners greater or less than the proposed price per Unit. Cushman & Wakefield also noted that it had not considered the price and trading history of other publicly traded securities that might be deemed relevant due to the relative small size of the Transaction and the fact that the Units are not publicly traded. Furthermore, Cushman & Wakefield noted that it had not compared the financial terms of the Transaction to the financial terms of other transactions that might be deemed relevant, given that the Transaction involves all cash to the Limited Partners.


     The Fairness Opinion will not be updated by Cushman &
Wakefield unless there is a material change relating to the Assets, a material change to the terms of the Transaction or the receipt of any additional third-party offers.

     Compensation

     Cushman & Wakefield was paid a fee of $2,500 for each Asset valued in connection with the Valuation, for an aggregate fee of $27,000 from the Partnership, plus out-of-pocket expenses, and will be paid $8,750 by the Partnership for the Fairness Opinion. In addition, the Affiliated Limited Partnerships will pay Cushman & Wakefield on the same basis for services rendered to each of them in connection with the Affiliated Transactions. Cushman & Wakefield is also entitled to reimbursements for certain costs incurred in connection with providing their services to the Partnership. The fees paid to Cushman & Wakefield in connection with the Valuation and the Fairness Opinion were negotiated by the Operating General Partners. The Partnership has agreed to indemnify Cushman & Wakefield against certain liabilities arising out of its engagement to prepare and deliver the Valuation and the Fairness Opinion.

Recommendations of the General Partners

     Factors Considered

     The Operating General Partners have determined that the terms of the Transaction are fair to the Limited Partners and recommend that the Limited Partners vote "FOR" the Transaction. In determining the fairness of the Transaction and their decision to recommend the Transaction, the Operating General Partners considered each of the factors discussed below. Although the Operating General Partners were unable to weigh each factor precisely, the factors are set forth below in their approximate order of importance:

     Factors in Favor of the Transaction:

* The sales price of the Assets was based on the Valuation, which was prepared by Cushman & Wakefield, an expert, independent appraiser that is considered one of the best valuation firms in the industry in valuing triple-net lease assets. The Valuation considered the current fair market value of each and every Asset. See "Special Factors - Valuation of the Assets; Fairness Opinion" for a detailed description of this Valuation. As described herein, the Operating General Partners reviewed a preliminary draft of the valuation and concluded that the values of the properties set forth therein were lower than expected. As a result of subsequent considerations presented by the Operating General Partners, the fair market value as set forth in the Valuation was increased. In considering the importance of this factor, the Operating General Partners considered that Cushman & Wakefield was retained to conduct the Valuation on behalf of the Partnership, not the Purchaser, and in connection with an annual valuation of the assets. Since the Purchaser was willing to pay the current fair market value of the Assets on an all cash basis, the Operating General Partners concluded that such factor weighed heavily in favor of the fairness of the Transaction.

* The Purchaser's willingness to purchase all of the Assets and to assume all existing lease obligations on each of the properties, thereby eliminating the need for the Partnership to continue operations with the less salable or valuable properties. The Operating General Partners also concluded that this factor weighed heavily in favor of the Transaction. As described above under "Special Factors - Alternatives to the Transaction," there are significant detriments attached to sales of less than all of the Assets.

* The avoidance of certain potential transaction costs, such as investment banking fees or real estate brokerage commissions, which could have approximated $375,000 to $750,000 in the aggregate based on. Such costs are not atypical in transactions similar to the Transaction and the fact that neither the Partnership nor the Purchaser would need to pay such costs was deemed to be a significant benefit of the Transaction.

* The fact that the Purchaser was willing to consummate the Sale on an all cash basis and that the Partnership will not be required to finance any part of the purchase price. This all cash transaction will allow the full amount of the purchase price to be paid to the Limited Partners in cash at the time of the liquidation and dissolution, which can thereafter be reinvested by the Limited Partners in other investments. An all cash transaction also significantly simplifies the transaction and lowers transaction costs.

*    The fact that an opinion was received from Cushman &
     Wakefield stating that the Transaction is fair to the Limited Partners from a financial point of view. See
     "Special Factors - Valuation of the Assets; Fairness
     Opinion" above for a discussion of this Fairness Opinion.
     This opinion was one of the items considered by the Operating General Partners in making their recommendation to the Limited Partners as to the fairness of the Transaction.

* The fact that the Sale is on an "as is" basis. As an "as is" sale, the Partnership will not be required to make any representations and warranties to the Purchaser as to the condition of the Assets, thereby eliminating the need for hold backs typically associated with the sale of assets. This will allow all of the sale price to be paid to the Limited Partners at the time of the liquidation and thereafter to be invested by the Limited Partners in other investments.

* The fact that the Acquisition Agreement permits the General Partners to terminate the Sale at any time if they receive an offer for the Assets which they in good faith believe to be on terms preferable to the Sale. Until the Transaction is approved by the Limited Partners, the General Partners will continue to entertain any and all offers which can produce a comparable overall return to the Limited Partners.

* The fact that the vote of a majority in interest of the Limited Partners is required to approve the Transaction. As a result, the Transaction can only be effected if it is approved by persons who are not affiliated with the Purchaser and not subject to a conflict of interest.

* The fact that the longer the Assets are held the greater the risk to the Partnership of lease rollover, renegotiation and non-renewal. Similarly, as a result of the average lease term for the Assets being 10.8 years, the Assets may become more difficult to sell. These costs and risks are highlighted above under the "Special Factors - Purpose of and Reasons for the Transaction."

* The high cost of operating the Partnership as a publicly-held entity. Over the past two years, the Partnership has spent $146,480 and $164,081 on partnership administration expense and legal, accounting and tax advisory fees necessitated, in part, by the on-going Federal securities law compliance.

* The lack of an established exchange or market for the Units which makes it extremely difficult for the Limited Partners to liquidate their investment. Based on the May 1996 issue of The Stanger Report, the transaction price per Unit for sales of Units in the "secondary" market was $6.05, which represents only one transaction for 5,000 Units from December 1, 1995 through February 29, 1996. Over the past 12 months, only 16,177 Units were sold in private transactions in the "secondary" market.

* Comparison of the per Unit price to be paid in connection with the Transaction to current and historical market prices of the Units indicates that the per Unit price to be paid to the Limited Partners in connection with the Partnership's liquidation and dissolution will be at the high end of such market prices.

* The recent decrease in the percentage distribution resulting from the default by House of Fabrics and the uncertainty regarding the re-leasing prospects of this property.

* The expressed desire of certain Limited Partners to have their investment in the Partnership liquidated.

* The Operating General Partners' industry knowledge regarding the marketability of the Assets.

     Factors Against the Transaction:

* Since the Operating General Partners are affiliates of the Purchaser, their recommendation is subject to a conflict of interest. See "Conflicts of Interest." Furthermore, no unaffiliated representative was retained to act solely on behalf of the Limited Partners for the purpose of negotiating the Transaction. However, separate counsel was retained on behalf of each of the Partnership, the Purchaser and the General Partners, the sale price was based on an independent appraisal and such party rendered an opinion that the Transaction is fair to the Limited Partners from a financial point of view.

* The Limited Partners may be unable to invest the cash received by them in connection with the Transaction in alternative investments that will generate a return equal to or greater than that generated by the investment in the Partnership.

* The Limited Partners will no longer have an ownership interest in the Assets and thus will not share in any potential changes in their value.

* There can be no assurances that a better offer for the acquisition of the Assets may not be available now or in the future.

* The Limited Partners may incur certain tax liabilities as a result of the Transaction. See "Income Tax Consequences of the Transaction."

* The fact that as set forth in the Prospectus, the anticipated holding period for the assets was originally contemplated to be from seven to nine years.

     The current value of the Assets as compared to their book value (of $13,604,117 as reflected on the Partnership's financial statements as of March 31, 1996) was not a significant factor in the Operating General Partners' determination of the fairness of the terms of the Transaction because, in real estate transactions, book value is not considered an accurate representation of underlying market value. Likewise, liquidation value was not deemed to be applicable due to the finite life investment oriented nature of the Partnership's Assets.

     Conclusion

     After evaluation of each of the foregoing factors the Operating General Partners concluded that the factors weighing in favor of the Transaction outweighed the factors weighing against the Transaction. In particular, the Operating General Partners concluded that, as with any investment decision, the potential disadvantages and risks of the Transaction are speculative, are unable to be quantified and do not outweigh the benefits of the Transaction. Therefore, the Operating General Partners determined that the terms of the Transaction are fair to the Limited Partners and recommend that the Limited Partners vote "FOR" the Transaction and "FOR" the Amendment. Mr. Froelich is not recommending the Transaction because he believes that the most advantageous methodology for determining a fair price for the Assets would be to seek third-party offers through an arm's-length bidding process.

Appraisal Rights

     Neither the Partnership Agreement nor the Act, provide rights of appraisal or similar rights to the Limited Partners who dissent from the vote of the majority in approving the Transaction. As a result, if Limited Partners holding a majority of the Units approve the Transaction and if the Transaction is consummated, the Partnership will be liquidated and all Limited Partners, including those who do not approve the Transaction will receive liquidating distributions pursuant to the terms of the Partnership Agreement.

Costs Associated with the Transaction

     The following is an itemized statement of the approximate amount of all expenses incurred or to be incurred by the Partnership in connection with the Transaction:


     Legal fees                                    59,300
     Fairness Opinion and related expenses          8,800
     Printing and mailing costs                    12,000
     Accounting                                     7,300
     Title, survey and environmental reports       71,200
     Proxy solicitation fees                       11,000
     Other, including filing fees                  28,000

     Total                                       $197,600


     All of the foregoing fees and expenses will be paid by the Partnership from cash from operations. Of such fees and expenses $9,718 have been paid through July 31, 1996. No part of such funds is expected to be borrowed. In addition, the Partnership will pay the Valuation fees and related expenses of approximately $36,400 of which $13,500 have been paid through July 31, 1996. The cost of the Valuation was a necessary Partnership expense in accordance with the requirements of the Partnership Agreement and, therefore, is not considered an expense of the Transaction.


     The fees and expenses of the Purchaser in connection with the Transaction will be paid by the Purchaser. Certain of these fees and expenses to be paid by the Purchaser (not the Partnership) include $21,870 payable to each of Brauvin Management Company and Brauvin Financial, Inc. for advisory services. Brauvin Management Company and Brauvin Financial, Inc. are owned, in part, by Mr. Froelich and an affiliate of the Managing General Partner. None of these fees are being paid out of the proceeds of the Partnership.


             SPECIAL MEETING OF THE LIMITED PARTNERS

Special Meeting; Record Date


     Pursuant to the terms of the Partnership Agreement, the approval of the Limited Partners holding a majority of the Units is required to approve the Transaction. A Special Meeting of the Limited Partners will be held on September __, 1996, at the offices of the Partnership, 150 South Wacker Drive, Chicago, Illinois 60606, at _:00 a.m., local time, to consider and vote upon the Transaction. The Partnership Agreement provides that the General Partners may call a special meeting of the Limited Partners, which special meeting shall have a record date, for the purpose of determining the Limited Partners entitled to vote, of not more than 60 days nor less than 20 days prior to the date when ballots are delivered to the Limited Partners. In accordance therewith, the close of business on ________________, 1996 has been established as the Record Date. Under the terms of the Partnership Agreement, only the Limited Partners holding Units of record on the Record Date are eligible to vote those Units on the proposals set forth in this Proxy Statement. A Limited Partner holding Units of record as of the Record Date will retain the right to vote on the proposals set forth herein even if such Limited Partner sells or transfers such Units after such date. As of the Record Date, the Partnership had 1,632,510.487 Units outstanding and entitled to vote, held of record by 885 Limited Partners. A list of the Limited Partners entitled to vote at the special meeting will be available for inspection at the executive offices of the Partnership at 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606. There are no quorum requirements with respect to the Special Meeting, however, if Limited Partners holding a majority of the Units do not submit a proxy or vote in person at the Special Meeting, neither the Transaction nor the Amendment can be approved.

     All Limited Partners are invited to attend the Special
Meeting. However, even those Limited Partners intending to attend the Special Meeting are requested to complete and return the enclosed proxy card promptly.

Procedures for Completing Proxies


     Accompanying this Proxy Statement is a proxy card solicited by the Corporate General Partner on behalf of the Partnership for use at the Special Meeting. When a proxy card is returned, properly executed, the Units represented thereby will be voted at the Special Meeting by the Managing General Partner in the manner specified on the proxy card. It is important that you mark, sign and date your proxy card and return it in the enclosed, postage-prepaid envelope or by facsimile to (214) 999-9323 or (214) 999-9348 as soon as possible. When voting your proxy by facsimile, both sides of the proxy must be transmitted. Delivery of your proxy does not prohibit you from attending the Special Meeting.
To be properly executed, the proxy card must be signed by and bear the date of signature of the Limited Partner voting the Units represented thereby. All questions as to the form of documents and the validity of consents will be determined by the Managing General Partner, which determinations shall be final and binding. The Managing General Partner reserves the right to waive any defects or irregularities in any proxy.

     Each Unit entitles the holder thereof to one vote with respect to the proxies solicited hereby. Only holders of Units of record on the record date may grant a proxy with respect to those Units. IF UNITS STAND OF RECORD IN THE NAMES OF TWO OR MORE PERSONS, ALL SUCH PERSONS MUST SIGN THE PROXY CARD. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE THE FULL TITLE OF SUCH. IF A CORPORATION, THE PROXY SHOULD BE SIGNED BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP'S NAME BY AN AUTHORIZED PERSON. IF YOUR UNITS ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, ONLY SUCH INSTITUTION CAN SIGN A PROXY WITH RESPECT TO YOUR UNITS AND CAN DO SO ONLY AT YOUR DIRECTION. ACCORDINGLY, IF YOUR UNITS ARE SO HELD, PLEASE CONTACT YOUR ACCOUNT REPRESENTATIVE AND GIVE INSTRUCTIONS FOR A PROXY TO BE SIGNED WITH RESPECT TO YOUR UNITS.

     A Limited Partner in favor of the Transaction should mark the "FOR" box on the enclosed proxy card, date and sign the proxy and mail it promptly in the enclosed, postage-prepaid envelope or fax a copy to (214) 999-9323 or (214) 999-9348. When voting your proxy by facsimile, both sides of the proxy card must be transmitted. If a proxy card is executed but no indication is made as to what action is to be taken, it will be deemed a vote "FOR" the Transaction. By consenting to the Transaction, the Limited Partners irrevocably appoint the Managing General Partner, or his designee, as their attorney-in-fact to execute and deliver such documents as are necessary to effect the Transaction.

     AS THE CONSENT OF THE LIMITED PARTNERS HOLDING A MAJORITY IN INTEREST OF THE OUTSTANDING UNITS IS NECESSARY TO CONSUMMATE THE PROPOSED TRANSACTION, FAILURE TO RETURN A PROXY IN A TIMELY MANNER OR TO VOTE AT THE SPECIAL MEETING, ABSTENTION FROM VOTING OR A BROKER NON-VOTE WILL EACH HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE TRANSACTION.

     Questions and requests for assistance or for additional copies of the Proxy Statement and proxy card may be directed to the Partnership's Information Agent, The Herman Group, Inc., 2121 San Jacinto Street, 26th Floor, Dallas, Texas 75201, (800) 992-6145. In addition to soliciting proxies by mail, proxies may be solicited in person and by telephone or telegraph. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the proxy solicitation.

Vote Required

     Pursuant to the terms of the Partnership Agreement, the vote of the Limited Partners owning a majority of the Units (in excess of 50%) is necessary to approve the Transaction. Each Unit entitles the holder to one vote on each matter submitted to a vote of the Limited Partners. If a majority in interest of the Limited Partners consent to the Transaction and certain other conditions are met, the Sale will be consummated, the Partnership will be liquidated and dissolved and the proceeds of the Sale, together with all remaining cash of the Partnership, after payment of the Transaction Costs and other Partnership liabilities, will be distributed to the Limited Partners in accordance with the Partnership Agreement. A consent to the Transaction, therefore, includes a consent to both the Sale and the Liquidation.

Solicitation Procedures

     The Partnership has retained The Herman Group, Inc. to act as Information Agent and for advisory services in connection with this proxy solicitation. In connection therewith, The Herman Group, Inc. will be paid reasonable and customary compensation and will be reimbursed for its reasonable out-of-pocket expenses, as described herein. See "Special Factors -- Costs Associated with the Transaction." The Partnership has also agreed to indemnify The Herman Group, Inc. against certain liabilities and expenses including, liabilities and expenses under federal securities laws.

     The Partnership will not pay any fees or commissions to any broker or dealer or other person (other than to The Herman Group, Inc.) for soliciting proxies pursuant to this solicitation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation material to the customers for whom they hold Units, and the Partnership will reimburse them for reasonable mailing and handling expenses incurred by them in forwarding proxy materials to their customers.

Revocation of Proxies

     A proxy executed and delivered by a Limited Partner may subsequently be revoked by submitting written notice of revocation to the Partnership. A revocation may be in any written form validly signed by a Limited Partner as long as it clearly states that such Limited Partner proxy previously given is no longer effective. To prevent confusion, the notice of revocation must be dated. Notices of revocation should be delivered to The Herman Group, Inc., 2121 San Jacinto Street, 26th Floor, Dallas, Texas 75201, (800) 992-6145. A Limited Partner may also revoke its proxy by attending the Special Meeting and voting in person. If a Limited Partner signs, dates and delivers a proxy to the Partnership and, thereafter, on one or more occasions dates, signs and delivers a later-dated proxy, the latest-dated proxy card is controlling as to the instructions indicated therein and supersedes such Limited Partner's prior proxy as embodied in any previously submitted proxy card.


                     TERMS OF THE TRANSACTION

The Acquisition Agreement


     The Partnership and the Purchaser entered into the Acquisition Agreement as of June 14, 1996, pursuant to which the Partnership has agreed to sell and the Purchaser has agreed to purchase the Assets on the terms and subject to the conditions set forth therein. The summary of the Acquisition Agreement which is set forth below is qualified in its entirety by reference to the complete form of Acquisition Agreement, which is available for inspection and copying by any interested Limited Partner, or its representative who has been so designated by the Limited Partner, at the Partnership's principal executive offices at 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606 during regular business hours. A copy of the Acquisition Agreement shall also be sent to any Limited Partner or duly designated representative thereof, at such Limited Partner's expense, upon request of such Limited Partner sent to the Partnership's principal executive offices at 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606.


     Pursuant to the terms of the Acquisition Agreement, the Purchaser proposes to purchase the Assets for $12,489,100 in cash, which is equal to $7.65 per Unit. The purchase price is equal to the fair market value of the Assets as determined by an independent appraiser. See "Special Factors - Valuation of the Assets; Fairness Opinion." The Acquisition Agreement also provides that the Purchaser will acquire all earnings of the Partnership that accrue after July 31, 1996. The Purchaser has not and is not expected to pay any earnest money in connection with the Sale. If the Closing Conditions, as hereinafter defined, are met, the Sale is subject to close on or before September 15, 1996. Should the Transaction not be consummated by September 15, 1996, the financing to consummate the Sale may not be available. In order to meet certain other interim deadlines established by the Purchaser, the Transaction must be approved by the Limited Partners no later than _________, 1996.

Representations and Warranties of the Parties

     Pursuant to the Acquisition Agreement, the Purchaser has represented and warranted to the Partnership that: (i) it is a limited liability company duly formed and in good standing under the laws of the State of Delaware with the requisite authority to carry on the business it will conduct following the Transaction;
(ii) it has the requisite power and authority to enter into the Acquisition Agreement and perform its obligations thereunder; and
(iii) all government approvals and notices which are required for it to effect the Transaction have been obtained or been properly filed, except those approvals or filings where the failure to make such filing or obtain authorization, consent or approval will not have a material adverse affect on the Purchaser.

     Pursuant to the Acquisition Agreement, the Partnership has represented and warranted to the Purchaser that: (i) it is a limited partnership duly formed and validly existing and in good standing under the laws of the State of Delaware; (ii) it has the requisite power to carry on its business; (iii) it has 1,632,510.487 issued and outstanding Units; (iv) it has the requisite power and authority to enter into the Acquisition Agreement, subject to the approval of the Limited Partners;
(v) except as otherwise disclosed, entering into the Acquisition Agreement will not violate, conflict with, or result in a breach of any provision of, or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien upon any of the Assets of the Partnership under any of the terms, conditions or provisions of the Partnership's organizational documents or Partnership Agreement, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation which the Partnership is a party to, or violate any statute, rule or regulation or preclude the Partnership or any of its Assets, except as otherwise disclosed; (vi) the Partnership has made all required filings with the Securities and Exchange Commission;
(vii) the Partnership has no liabilities other than those disclosed on its balance sheet provided pursuant to the Acquisition Agreement; (viii) there has been no adverse changes in the Partnership's financial condition since the preparation of the financial statements provided pursuant to the Acquisition Agreement; (ix) to the knowledge of the Partnership, there is no action or proceeding or investigation pending, threatened against or involving the Partnership or any of the Assets or rights of the Partnership and to the Partnership's knowledge, no liabilities which if adversely determined would individually or in the aggregate have a material adverse affect on the condition of the Partnership; and (x) the Partnership will provide to the Purchaser a true, correct and complete set of all files, documents and other written materials relating to each real property held directly or indirectly by the Partnership including, without limitation, copies of environmental reports, letters of credit or other credit enhancement instruments, title insurance policies, hazard insurance policies, flood insurance policies and other insurance policies, all balance sheets, operating statements and other financial statements, all existing engineering reports, soil studies and reports, plans, specifications, architectural and engineering drawings, completion agreements, arrangements, warranties, commitments and other similar reports, studies and items, leases and contracts, property management and leasing brokerage agreements and other writings whatsoever.

Additional Agreements

     The Partnership agreed to file a proxy statement soliciting approval of the Limited Partners for the Transaction and to hold a meeting of the Limited Partners as soon as practicable thereafter.

     The Operating General Partners have agreed that, if required pursuant to their fiduciary obligation, they will respond to any unsolicited inquiry, contract or proposal made by a third party to the Partnership (an "Alternative Proposal"), and nothing in the Acquisition Agreement shall prohibit any of the General Partners from responding to such Alternative Proposal, making any required disclosures under Federal securities laws or providing information regarding the Partnership to the party making such Alternative Proposal, negotiating with such party in good faith, terminating the Acquisition Agreement or taking any other action, provided, however, that the Partnership agrees to give the Purchaser reasonable notice of any such response, negotiations or other matters, as well as a reasonable opportunity to respond, taking into account in good faith the facts and circumstances that were valid at the time of such response, negotiation or other matters. In the event the Acquisition Agreement is terminated due to the consummation of an Alternative Proposal, Purchaser shall be entitled to a fee equal to 1% of the fair market value of the Assets.

Conditions to Closing the Transaction

     The respective obligations of each party to effect the Transaction shall be subject to the fulfillment at or prior to the Effective Time, as such term is defined in the Acquisition Agreement, of each of the following conditions which may be waived, in whole or in part, only by written agreement of the Partnership and the Purchaser: (i) all approvals, notices, filings, registrations and authorizations of any governmental authority required for consummation of the Transaction shall have been obtained or made; (ii) approval of the Transaction by Limited Partners holding a majority of Units shall have been obtained; (iii) no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by a governmental authority shall be in effect which would prevent the consummation of the Transaction.

     The obligation of the Partnership to effect the Transaction is also subject to the fulfillment at or prior to the Effective Time of each of the following conditions which may be waived, in whole or in part, by the Partnership: (i) the Purchaser shall in all material respects have performed each obligation to be performed by it under the Acquisition Agreement on or prior to the Effective Time; (ii) the representations and warranties of the Purchaser set forth in the Acquisition Agreement and described above shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date; (iii) the Partnership shall have received a certificate of the Purchaser, dated the Closing Date, signed by the manager of the Purchaser, to the effect that the conditions specified in sections (i) and (ii) above have been fulfilled;
(iv) a favorable opinion of Cushman & Wakefield as to the fairness of the purchase price to the Limited Partners, from a financial point of view, shall have been delivered to the Partnership; and (v) no later than the earlier of (A) July 15, 1996 or (B) the date of the mailing of this Proxy Statement, the Purchaser shall have delivered to the Partnership a commitment letter executed by a financial institution or other financing source providing for debt financing in an amount at least equal to $58,000,000 and on terms commercially reasonable from the point of view of the Partnership as the selling party in the Transaction.

     The obligation of the Purchaser to effect the Transaction is also subject to the fulfillment at or prior to the Effective Time, or such earlier date as specified therein, of each of the following conditions which may be waived in whole or in part by the Purchaser: (i) the Partnership shall in all material respects have performed each obligation to be performed by it under the Acquisition Agreement on or prior to the Effective Time; (ii) the Purchaser shall have received certificates of the Partnership, dated the Closing Date, signed by the Operating General Partners to the effect that the conditions specified in section (i) have been fulfilled; (iii) the Purchaser shall have received evidence, in form and substance reasonably satisfactory to its counsel, that such licenses, permits, consents, approvals, waivers, authorizations, qualifications and orders of domestic governmental authorities and parties to contracts and leases with the Partnership as are necessary in connection with the consummation of the transactions contemplated in the Acquisition Agreement (excluding licenses, permits, consents, approvals, authorizations, qualifications or orders, the failure to obtain which after the consummation of the transactions contemplated hereby, in the aggregate, will not have a material adverse effect on the condition of the Partnership); (iv) no action, suit or proceeding before any court or governmental authority shall have been commenced and be pending by any person against the Partnership or the Purchaser or any of their affiliates, partners, officers or directors seeking to restrain, prevent, change or delay in any material respect any of the terms or provisions of the Transaction or seeking material damages in connection therewith; (v) the Purchaser, its manager and its lenders shall have received the favorable legal opinion of Holleb & Coff, counsel to the Partnership, and Prickett, Jones, Elliott, Kristol, & Schnee, special Delaware counsel to the Partnership, with respect to certain corporate and partnership matters;
(vi) receipt by the Purchaser of debt and equity financing which in its sole judgement is satisfactory; (vii) the Partnership shall not have undergone a material adverse change in its condition or its ability to perform its obligations under the Acquisition Agreement; (viii) the Purchaser shall have determined that the legal, accounting and business due diligence investigation of the Partnership to be conducted by or on behalf of the Purchaser, including, without limitation, any information obtained from the Disclosure Schedule to be attached as an exhibit to the Acquisition Agreement, has not revealed that proceeding with the Transaction would be inadvisable or contrary to the Purchaser's best interests; (ix) the Partnership shall not have made a distribution of earnings with respect to any Units from June 14, 1996 through the Effective Time; (x) the Purchaser shall have received from the Partnership an environmental assessment of each Asset, and the Purchaser shall have completed its review of such Environmental Reports and the Purchaser shall be satisfied in its reasonable discretion that (A) the Purchaser will not be exposed to unacceptable risk, liability or obligation as a consequence of the Acquisition Agreement and the Transaction contemplated thereby and (B) the Purchaser will not be subject to any material adverse, unusual or onerous agreements, conditions, liabilities or obligations to which the Partnership is a party;
(xi) the Purchaser shall have completed its review of the assets and business of the Partnership and found them to be satisfactory to it in its reasonable discretion; (xii) the Partnership, at its own expense, shall have ordered and delivered to the Purchaser an owner's title insurance policy (ALTA Owner's Policy Form B-1970 (rev. 10/17/70 and 10/17/84)) with respect to each Asset (or an endorsement of existing policies in favor of the Purchaser), insuring the Purchaser and its lenders and issued as of the Closing Date by a title insurance company reasonably satisfactory to the Purchaser, in such amount(s) as may be reasonably satisfactory to Purchaser, showing fee simple title thereto to be vested in the Purchaser, subject in each case only to permitted liens acceptable to the Purchaser, with extended coverage over all general exceptions, if available, a zoning endorsement in the form of ALTA endorsement Form 3.1 and such other endorsements as the Purchaser shall reasonably request; (xiii) the Partnership, at its own expense, shall have ordered and delivered to the Purchaser surveys of each Asset for which title insurance is being obtained, dated not earlier than March 31, 1996, prepared by a licensed surveyor, and certified to the Purchaser and the title insurance company, as having been prepared in accordance with American Land Title Association land survey standards, and showing all material improvements to be within lot, side lot, rear lot and setback lines, and showing no encroachments onto each Asset. Such surveys shall reveal no material encroachments on each Asset and be sufficient to enable to title company issuing the title policies described in section (xii) above to issue same with full extended coverage; and (xiv) the Partnership shall have delivered to the Purchaser such further information, documents and instruments as the Purchaser shall reasonably require.

Dissolution and Liquidation of the Partnership


     If the Transaction is approved and the Sale consummated, the Partnership will have sold substantially all of its assets and, pursuant to the terms of the Partnership Agreement, will be liquidated and dissolved. Promptly thereafter each Class A Limited Partner will receive a liquidating distribution of approximately $6.95 to $7.50 per Unit in cash and each Class B Limited Partner will receive a liquidating distribution of approximately $8.44 to $8.73 per Unit in cash. Prior to payment of this liquidating distribution, all Transaction Costs will be paid and all other Partnership liabilities will be satisfied.
The actual amount of the liquidating distribution to be paid to the Limited Partners will be calculated as set forth below under "Determination of Cash Available for Distribution." Although the actual cash distribution to the Limited Partners is not anticipated to vary in any material respect from the estimated cash distribution, in the event the actual amount is determined to be materially less than the estimated amount set forth herein, the approval of the Limited Partners will be resolicited. The General Partners will not receive any fees in connection with the Transaction and will receive only a de minimis liquidating distribution of less than $17,000 in the aggregate, in accordance with the terms of the Partnership Agreement. In addition, it is estimated that, for income tax purposes, each Class A Limited Partner will be allocated approximately $.45 to $.48 of loss per Unit in 1996 and each Class B Limited Partner will be allocated approximately $.56 to $.54 of loss per Unit in 1996, based upon the time such Limited Partner invested in the Partnership. These losses are subject to special treatment which may vary according to each Limited Partner's tax situation. Each Limited Partner will recognize capital gains or losses upon the sale of the Assets. For a further discussion of the assumptions underlying the estimated distribution per Unit, see "Terms of the Transaction - Determination of Cash Available for Distribution" and "Accounting Issues and Income Tax Consequences of the Transaction."

     Distributions of cash to the Limited Partners are anticipated within 30 days of the consummation of the Transaction. There can be no assurance that such distributions will take place on this schedule as circumstances beyond the control of the Partnership could affect the timing, as well as the amount, of distributions to the Limited Partners. The Corporate General Partner intends to complete the liquidation and winding up of the Partnership no later than December 31, 1996.

Determination of Cash Available for Distribution


     The purchase price to be paid by the Purchaser for the Assets is $12,489,100, which is equal to the fair market value of the Assets as determined by Cushman & Wakefield, an independent appraiser. As of June 30, 1996, cash and cash equivalents held by the Partnership were approximately $607,000. The Operating General Partners have estimated that Transaction Costs (as detailed in the section entitled "Special Factors - Costs Associated with the Transaction") and estimated wind-up costs and other liabilities of the Partnership net of remaining earnings of the Partnership will be $164,700. Therefore, the Operating General Partners estimate the distribution per Unit to be as follows:


     Appraised value of Assets                 $12,489,100

     Cash and cash equivalents as of
     June 30, 1996                                 607,000

     Transaction Costs, estimated
     wind-up costs and other liabilities net
     of remaining earnings                        (164,700)

     Estimated cash available for
     distribution                              $12,931,400



     Based on the number of issued Units, the estimated cash available for distribution is the equivalent of $7.92 per Unit. However, pursuant to Section V of the Partnership Agreement, cash will be distributed to the Limited Partners in accordance with their positive capital accounts, after allocation of gains and losses from the operations of the Partnership and the sale of its assets.

     The cash available for distribution will be adjusted for changes occurring subsequent to June 19, 1996, in the items set forth above. The General Partners will not receive any fees from the Partnership in connection with the Transaction and will receive only a de minimis liquidating distribution of less than $17,000 in the aggregate, in accordance with the terms of the Partnership Agreement. The Transaction is subject to certain additional conflicts of interest, including the fact that the Braults have a minority ownership interest in the Purchaser. See "Conflicts of Interest."

Termination of the Acquisition Agreement


     The Acquisition Agreement may be terminated and the Transaction contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Effective Time, whether prior to or after Limited Partners' approval of the Transaction: (i) by mutual written consent of the Purchaser and the Partnership; (ii) by either the Purchaser or the Partnership, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Acquisition Agreement and such order, decree, ruling or other action shall have become final and nonappealable; (iii) by either the Purchaser or the Partnership, if the Effective Time shall not have occurred on or before the Termination Date, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate the Acquisition Agreement to perform in all material respects each of its obligations under the Acquisition Agreement required to be performed by it prior to the Effective Time; (iv) by either the Purchaser or the Partnership, if Limited Partners' approval of the Transaction shall not be obtained; (v) by the Purchaser, if the Partnership shall have withdrawn, modified or amended in any respect its approval of the Transaction; (vi) by the Purchaser, if the Partnership fails to perform in all material respects its obligations under the Acquisition Agreement; (vii) by the Purchaser, if there shall have occurred a material adverse change in the condition of the Partnership since the date of the Acquisition Agreement;
(viii) by the Partnership, if the Purchaser fails to perform in all material respects its obligations under the Acquisition Agreement; (ix) by the Purchaser, if the Partnership shall have settled or compromised any lawsuit or other designated action without the prior written consent of the Purchaser, unless such settlement or compromise (A) requires the payment of money by the Partnership in an amount which, when aggregated with the amount of money paid or payable in connection with all other designated actions, does not exceed $15,000 and (B) does not include any other material term or condition to which the Purchaser shall reasonably object; (x) by the Purchaser, if, prior to the Effective Time, the representations and warranties of the Partnership set forth in the Acquisition Agreement shall not be true and correct in all material respects at any time as if made as of such time, except to the extent that any such representation or warranty is made as of a specific date, in which case such representation or warranty shall have been true and correct as of such date; or (xi) by the Partnership, if there shall have been a failure of the Purchaser to obtain the necessary commitment for financing as described herein. In the event the Acquisition Agreement is terminated due to the consummation of an Alternative Proposal, Purchaser shall be entitled to a fee equal to 1% of the fair market value of the Assets.

Amendment of the Acquisition Agreement

     The Acquisition Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that after Limited Partners' approval of the Transaction has been obtained, no amendment may be made which effects any change which would adversely affect the Limited Partners without further Limited Partners' approval.

Amendment of Partnership Agreement

     The Partnership Agreement provides in Section P, paragraph 2(e), that the Partnership shall not sell or lease property to the General Partners or any "Affiliate" of the General Partners. As used therein, the Purchaser would be considered an "Affiliate" of the General Partners. Therefore, an approval of the Transaction by the Limited Partners holding a majority of the Units will result in the amendment of the Partnership Agreement to permit a sale of the Assets to the Purchaser. Section Y, paragraph 8 of the Partnership Agreement provides that the Limited Partners owning a majority of the Units may amend the Partnership Agreement and Section Q, paragraph 6 further provides that the Limited Partners owning a majority of the Units may approve or disapprove the sale of all or substantially all of the Partnership's assets without the necessity for concurrence by the General Partners. As a result, the vote of the General Partners is not required to approve the Transaction or the amendment and the Transaction and therefore the amendment will be approved upon receipt of approval of the Limited Partners holding a majority of the Units.

Related Transactions

     In addition to the offer to purchase the Assets of the Partnership, the Purchaser has proposed a series of mergers (the "Affiliated Transactions") with Brauvin High Yield Fund L.P., Brauvin High Yield Fund L.P. II and Brauvin Income Plus L.P. III, which partnerships are affiliates of the Partnership (the "Affiliated Limited Partnerships"). Each of the Affiliated Limited Partnerships has investment objectives substantially identical to the Partnership and owns property similar to the types of properties owned by the Partnership. In one instance, the Partnership is a joint venture partner with certain of the Affiliated Limited Partnerships, which joint venture owns one property subject to a triple-net lease. See "Certain Information About the Partnership, Its General Partners and Their Affiliates
- - Description of the Assets." The approval of the limited partners of each of the Affiliated Limited Partnerships to the Affiliated Transactions is being solicited concurrently with the Partnership's solicitation pursuant to this Proxy Statement. It is a condition to the effectiveness of the Transaction that the limited partners of each of the Affiliated Limited Partnerships approve the Affiliated Transactions. This condition may be waived by the Purchaser in its sole discretion.


                      ACCOUNTING ISSUES AND
            INCOME TAX CONSEQUENCES OF THE TRANSACTION

Accounting Issues


     If the Transaction is approved and the remaining conditions to the Sale met or waived, the Partnership will: (i) receive from the Purchaser the purchase price of $12,489,100 in exchange for the Assets; (ii) pay all of the Transaction Costs; (iii) pay or make provisions for the payment of all other Partnership liabilities, including the Rally's litigation, as described below; and (iv) distribute to the Limited Partners remaining cash from the sale of the Assets, plus cash on hand (excluding earnings after July 31, 1996, which are estimated to be nominal due to the remaining anticipated expenses) by way of a liquidating distribution. In determining cash available for distribution, the Partnership intends to take a reserve in the amount of $10,000 in connection with the Rally's litigation. See "Certain Information About the Partnership, Its General Partners and Their Affiliates - Legal Proceedings."

     The Partnership will prepare financial statements in accordance with generally accepted accounting principles as of the closing date of the Transaction and will engage its auditors to audit the financial statements. The difference between the carrying value of the Assets and the cash received therefor will be recognized as a gain or loss, as applicable. A final distribution is contemplated to occur within 30 days of the consummation of the Transaction.

Income Tax Consequences of the Transaction

     Upon the sale of each Asset, the Partnership will recognize a loss for federal income tax purposes equal to the difference between the consideration received for such Asset and the adjusted tax basis thereof. The Partnership shall allocate such losses to the Partners in accordance with the provisions of the Partnership Agreement. The Partnership will allocate to each Partner Net Profit or Net Loss from the Partnership's operations prior to any sale authorized hereunder.

     Method for Determining Amount of Net Loss

     Based on the purchase price set forth above, a Limited
Partner who acquired its Units in the Partnership's initial offering will be allocated Net Losses from the Sale based on the ratio of its capital account in comparison to all capital accounts.

     A transferee of Units (a "Transferee") will be allocated losses from the Sale equal to the amount that the transferor Limited Partner would have been allocated under the formula set forth above, regardless of the amount the Transferee paid for its Units. If the amount such Transferee is allocated differs from the amount he or she would have received if it had acquired its Units directly from the Partnership, such Transferee will recognize on its income tax return the amount of such difference as: (i) a capital gain, if the amount of loss allocated exceeds the amount it would have been allocated; or (ii) a capital loss, if the amount of loss allocated is less than the amount it would have been allocated.

     Character of Loss

     Of the losses allocated to each Partner, a portion will be characterized as long-term losses from the sale or exchange of capital assets ("Capital Losses"), while the remainder will be characterized as losses from the sale of property used in a trade or business ("Section 1231 Losses"). Each Limited Partner will include the amount of its Capital Losses on its income tax return with all other capital gains and losses. Each Limited Partner may use its share of the Capital Losses to offset long-term or short-term capital gains from any source plus, in the case of non-corporate taxpayers, ordinary income of up to $3,000 per year. Any Capital Losses not used in the year of sale will carry forward to future years to offset capital gains in such future years plus up to $3,000 of ordinary income per year, until fully utilized. Section 1231 Losses are aggregated with all long-term capital gains and losses for any year, and if such Section 1231 Losses exceed the capital gains, all losses are treated as ordinary losses, which are not subject to the deductibility limits ordinarily imposed on Capital Losses. A Limited Partner that recognizes Section 1231 Gains in the five tax years following the year of sale may be required to treat such gain as ordinary income, rather than capital gain, to the extent of the
Section 1231 Losses from the Partnership treated as an ordinary loss. Therefore, the deductibility of both Capital Losses and
Section 1231 Losses will depend on each Limited Partner's particular income tax situation for the year of sale and for future years.

     Passive Loss Rules

     Generally, the Class B Limited Partners have been allocated losses in recent years which were subject to the "passive loss" limitation rules, which, subject to various phase-in rules, allowed these Limited Partners to deduct passive losses only against passive income (if any) from the Partnership or other sources. Any unused passive losses were suspended and carried forward for use in future years or at the time of a complete disposition of a Class B Limited Partner's entire interest in the passive activity. The sale of the Partnership's assets and its liquidation constitutes a complete disposition of each Class B Limited Partner's interest in the Partnership and the Partnership's passive activities and, therefore, each Class B Limited Partners' suspended loss (other than Capital Losses) can be fully used at this time to offset all forms of income. Although the Capital Losses and Section 1231 Losses constitute passive losses, they also can be used to offset all forms of income or gain, subject to the Capital Loss limitation rules discussed above.

     Differing Tax Treatment of the Limited Partners

     At the time of subscription, those Limited Partners not in need of passive income elected to be classified as Class A Limited Partners. Investors that were tax-exempt or seeking passive income to offset passive losses from other investments elected to be classified as Class B Limited Partners. The Partnership Agreement contains a special allocation provision which allocates all of the depreciation allocable to the Limited Partners to the Class A Investors. In all other respects, the Class A Investors and the Class B Investors have been and will be treated alike. Due to the special allocation of depreciation, which resulted in the Class A Investors receiving certain benefits, such as increased amounts of depreciation deductions and "tax-sheltered cash flow" (i.e., cash distributions in excess of taxable income), in the early years of the Partnership's existence, the Class A Investors were subject to certain risks, including: (i) allocation of a greater amount of gain upon the sale of properties which, if such depreciation deductions are used and not carried forward under the "passive loss rules," will result in greater tax liability without receiving greater cash distributions; and (ii) receipt of smaller cash distributions on the liquidation of the Partnership and/or the sale of the Assets if there is a loss on the sale of the properties, which differ from those to which the Class B Investors will be subject. As a result of the assets being sold at a loss, the Class A Limited Partners will receive a lower amount of cash on the liquidation of the Partnership. Limited Partners are urged to consult with their tax advisors regarding this issue.

     THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE BASED UPON PRESENT LAW, ARE FOR GENERAL INFORMATION ONLY AND DO NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS WHICH MAY APPLY TO A LIMITED PARTNER. THE TAX CONSEQUENCES TO A PARTICULAR LIMITED PARTNER MAY BE DIFFERENT FROM THE TAX CONSEQUENCES TO OTHER LIMITED PARTNERS, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS, AND THUS, LIMITED PARTNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE INCOME TAX CONSEQUENCES OF THE TRANSACTION.


                      CONFLICTS OF INTEREST

Interests in the Purchaser

     The Operating General Partners are affiliated with the Purchaser and, therefore, have an indirect economic interest in consummating the Transaction that may be considered to be in conflict with the economic interests of the Limited Partners. This affiliated status results from the Braults and certain other members of the management of the Corporate General Partner being minority equity participants in the Purchaser. The amount of such equity participation in the Purchaser has not been finally determined, but will be dependent on meeting certain performance standards and will range from 0% to 20%. Notwithstanding the Braults minority ownership in the Purchases, the General Partners remain accountable to the Partnership as fiduciaries and consequently must exercise good faith and fair dealing toward the Limited Partners.

Purchaser Fees

     Each of Brauvin Management Company and Brauvin Financial, Inc., which are owned, in part, by Cezar M. Froelich and an affiliate of Jerome J. Brault, will receive $21,870 from the Purchaser (not the Partnership) for advisory services rendered in connection with the Transaction.

Indemnification under the Partnership Agreement

     Pursuant to the terms of the Partnership Agreement, the Partnership has agreed to indemnify the General Partners and any of their affiliates, to the maximum extent allowed by law, and to hold them harmless, and the Limited Partners have agreed to make no claim against the General Partners and any affiliates of the General Partners, for any loss suffered by the Partnership which arises out of any action or inaction of the General Partners or their affiliates if the General Partners, in good faith, determine that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partners. Furthermore, the General Partners and their affiliates are to be indemnified by the Partnership, to the maximum extent allowed by law and by the Partnership Agreement, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the General Partners and their affiliates, that the General Partners and their affiliates made a good faith determination that their actions were in the best interest of the Partnership and that the General Partners and their affiliates were acting within the scope of the General Partners' authority.

     If a claim is made against the General Partners or their affiliates in connection with their actions on behalf of the Partnership with respect to the Transaction, the General Partners expect that they and such affiliates will seek to be indemnified by the Partnership with respect to such claim. Any expenses (including legal fees) incurred by the General Partners and such affiliates in defending such claim shall be advanced by the Partnership prior to the final disposition of such claim, subject to receipt by the Partnership of an undertaking by the General Partners and such affiliates to repay any amounts advanced if it is determined that the indemnified person's actions constituted fraud, negligence, breach of fiduciary duty or misconduct. As a result of these indemnification rights, a Limited Partner's remedy with respect to claims against the General Partners and their affiliates relating to the General Partners' or such affiliates' involvement in the Transaction could be more limited than the remedies which would have been available absent the existence of these rights in the Partnership Agreement. A successful claim for indemnification, including the expenses of defending a claim made, would reduce the Partnership's assets by the amount paid.

     Notwithstanding the foregoing, the General Partners and their affiliates shall not be indemnified by the Partnership for liabilities arising under federal and state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of litigation costs; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of litigation costs; or (iii) a court of competent jurisdiction approves the settlement of the claims as to the particular indemnitee and finds that indemnification of settlement and related costs should be made.

Indemnification by the Purchaser

     Pursuant to the Acquisition Agreement, the Purchaser shall provide the General Partners for their sole benefit, the indemnification set forth in the Partnership Agreement as in effect on the date of the Acquisition Agreement. Pursuant to the Acquisition Agreement, the Partnership and, following the Transaction, the Purchaser and its affiliates, jointly and severally release and discharge, subject to termination as discussed below, Jerome J. Brault and Cezar M. Froelich and their respective heirs, executors, administrators and personal representatives (collectively, the "Released Parties"), jointly and severally, from and against any and all claims arising out of or relating in any way to any acts, omissions, transactions or occurrences which took place, in whole or in part, prior to and including the date of the Acquisition Agreement, whether known or unknown, suspected or unsuspected, matured or unmatured, fixed or contingent, including, without limitation, any which relate to or arise in any way out of the Transaction, but not including the Released Parties' respective obligations under the Acquisition Agreement or acts, omissions, transactions or occurrences which involve fraud or criminal conduct with respect to the financial affairs of the Partnership. In addition, the Acquisition Agreement provides that, if such Released Parties have fully performed their respective obligations under the Acquisition Agreement to be performed on or prior to the Effective Time, the release shall be extended to cover the period prior to and including the Effective Time.


           CERTAIN INFORMATION ABOUT THE PARTNERSHIP,
            ITS GENERAL PARTNERS AND THEIR AFFILIATES

The Partnership

     The Partnership was organized on August 7, 1991 as a limited partnership under the Act. The Partnership is governed by the Partnership Agreement, which vests exclusive management control over the Partnership in the General Partners, subject to the rights of the Limited Partners to vote on certain limited matters. The address of the Partnership's principal executive office is 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606, and the telephone number is (312) 443-0922.

     The Partnership was formed to acquire, on an all-cash basis, existing, income-producing retail and other commercial properties predominantly all of which were to be subject to triple-net leases. The Partnership raised a total of $16,008,310 through its offering to the public which commenced on December 12, 1991 and terminated on December 11, 1993, as well as an additional $394,118 through its distribution reinvestment plan through December 31, 1995. The reinvestment of distributions through the distribution reinvestment plan was suspended for the May 15, 1996 distribution, as the valuation of the Units was not complete at such time. As of December 31, 1995, Units valued at $83,706 had been purchased by the Partnership from Limited Partners liquidating their original investment and such Units have been retired. The Partnership has utilized the proceeds of its offering and the funds received through the sale of Units through the distribution reinvestment plan to acquire the land and buildings underlying ten properties, as well as a 70.2% equity interest in a joint venture with two of the Affiliated Limited Partnerships, which venture owns the land and building underlying a CompUSA store. See the subsection entitled "Description of the Assets," below.

     The original objectives of the Partnership were the:
(i) preservation and protection of capital; (ii) distribution of the Partnership's current cash flow attributable to rental income; (iii) capital appreciation; (iv) the potential for increased income through escalations in the base rent or participation in the growth of the sales of the tenants of the Partnership's properties; (v) the deferral of the taxation of cash distributions for investors who are not exempt from federal taxation; and (vi) the production of "passive" income to offset "passive" losses from other investments.

     The Partnership acquired five of its properties in 1993 and three of its properties in 1994. The Partnership did not acquire any properties in 1995 or 1996. The Partnership does not currently have sufficient funds available for additional property acquisitions. The Partnership has made quarterly distributions of operating cash flow as described in the subsection below entitled "Distributions." As distributions of operating cash flow to the Limited Partners will be suspended during the pendency of the proposed Transaction, the Partnership will not be selling any additional Units to the Limited Partners pursuant to the terms of the Partnership's distribution reinvestment plan and, therefore, no funds will be raised for additional acquisitions.

The General Partners


     The Corporate General Partner is Brauvin Realty Advisors IV, Inc., an Illinois corporation, with its principal business address at 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606. The principal business of the Corporate General Partner is to act as a general partner of the Partnership. The directors and executive officers of the Corporate General Partner are Jerome J. Brault, Chairman of the Board, President and Chief Executive Officer, James L. Brault, Executive Vice President and Secretary and B. Allen Aynessazian, Treasurer and Chief Financial Officer. The business address of the director and each of the executive officers of the Corporate General Partner is 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606. Each of the individual General Partners and the directors and executive officers of the Corporate General Partner is a citizen of the United States.

     Jerome J. Brault is the Managing General Partner of the Partnership and a beneficial owner of the Corporate General Partner. Mr. Brault is also a general partner of a series of public limited partnerships affiliated with the Partnership, including the Affiliated Limited Partnerships, and a director and executive officer of various corporations affiliated with the Partnership and said public limited partnerships. In addition, Mr. Brault is an executive officer and a director of Brauvin Net Lease V, Inc., a publicly-held real estate investment trust. Prior to his affiliation with the Brauvin organization in 1979, Mr. Brault was the Chief Operating Officer of Burton J. Vincent, Chesley & Company, a New York Stock Exchange member firm.
Jerome J. Brault has a minority ownership interest in the Purchaser.

     James L. Brault is an executive officer of various corporations affiliated with the Partnership and a series of other public limited partnerships affiliated with the Partnership, including the Affiliated Limited Partnerships. In addition, Mr. Brault is an executive officer and a director of Brauvin Net Lease V, Inc., a publicly-held real estate investment trust. Prior to joining the Brauvin organization in May 1989, Mr. Brault was Vice President of the Commercial Loan Division of The First National Bank of Chicago in Washington D.C., where he had worked since 1983. While with The First National Bank of Chicago, Mr. Brault was responsible for the origination and management of commercial real estate loans, as well as the direct management of a loan portfolio in excess of $150,000,000.
Mr. Brault is the son of Jerome J. Brault. James L. Brault has a minority ownership interest in the Purchaser.


     B. Allen Aynessazian is the Treasurer and Chief Financial Officer of the Corporate General Partner of the Partnership and of various corporations affiliated with the Partnership, and a series of other public limited partnerships affiliated with the Partnership, including the Affiliated Partnerships. Mr. Aynessazian joined the Brauvin organization in August of 1996. Prior to that time, he was the Chief Financial Officer of Giordano's Enterprises, a privately held, forty restaurant, family-style pizza chain in the Chicago metropolitan area where he worked since 1989. While at Giordano's, Mr. Aynessazian was responsible for all accounting functions, lease negotiations, refinancing the company's indebtedness and the financing of new restaurants. From 1987 to 1989, Mr. Aynessazian worked in the accounting compliance and tax department of Peat Marwick. Mr. Aynessazian is a certified public accountant.

     Cezar M. Froelich is a principal with the Chicago law firm of Shefsky Froelich & Devine Ltd., 444 N. Michigan Avenue, Chicago, Illinois 60611, which in the past has acted as counsel to the General Partners, the Partnership and certain of their affiliates. Mr. Froelich is also a beneficial owner of the Corporate General Partner. Mr. Froelich is an individual general partner in seven other affiliated public limited partnerships, including the Affiliated Limited Partnerships and is a shareholder in Brauvin Management Company and Brauvin Financial Inc. Mr. Froelich resigned as an individual General Partner of the Partnership on May 23, 1996, which resignation will become effective ninety days from June 20, 1996, the date notice of such resignation was first given to the Limited Partners.

Description of the Assets

     The Partnership currently owns ten, and has a majority interest in an eleventh, income-producing properties predominantly all of which are subject to triple-net leases. The Partnership is a landlord only and does not participate in the operations of any of the properties discussed herein. All lease payments due the Partnership are current and 100% of the properties are occupied. All properties were paid for in cash, without any financing. The General Partners believe that all properties are adequately insured. A description of each of the properties owned by the Partnership follows.

Steak n Shake, Pearless Park, Missouri

     The property is located on the southeast corner of Highway
141 and Interstate I-44, approximately 16 miles southwest of downtown St. Louis. The single-story building is 3,860 square feet situated on a 39,500 square foot parcel of land.

Children's World Learning Center, Arlington, Texas

     The property is located at 1235 West Sublet. The building is 4,950 square feet built on 0.625 acres of land. The single-story, wood-frame building has brick veneer exterior and has a pitched roof with asphalt shingles. The building was constructed in 1984.

Chuck E. Cheese's Restaurants:

     Ashwaubenon, Wisconsin

     The property is located at 1273 Lombardi Access Road. The building consists of 10,183 square feet situated on a 3.385 acre parcel and was constructed in 1983 utilizing a steel frame with birch and wood siding.

     Springfield, Ohio

     The property is located at 2345 Valley Loop Road. The building consists of 10,183 square feet situated on a 2.769 acre parcel and was constructed in 1983 utilizing a steel frame with concrete block.

Mrs. Winner's Chicken & Biscuit Restaurant, Oakwood, Georgia

     The property is located at 3465 Mundy Mill Road. The building consists of 2,436 square feet situated on a 25,700 square foot parcel and was constructed in 1983 utilizing concrete block construction with vinyl siding.

House of Fabrics, Joliet, Illinois

     The following real property constitutes 10% or more of the total assets or gross revenues of the Partnership.

     On July 15, 1993, the Partnership acquired the land and building underlying a SoFro (d.b.a. House of Fabrics) fabric store (the "Joliet Property") at 2900 Colorado Avenue in Joliet, Illinois from an unaffiliated developer for $1,430,000, plus closing costs. The Partnership owns the Joliet Property in fee simple. The Joliet Property is not subject to any material mortgages, liens or other encumbrances.

     The Joliet Property consists of a 20,000 square foot building situated on a 1.299 acre parcel and was constructed in 1993 utilizing concrete block construction with steel frame and metal deck roof. The Joliet Property was leased to SoFro Fabrics, Inc. and guaranteed by its parent company, House of Fabrics, Inc. under a triple-net lease expiring March 31, 2008, with two five-year renewal options. SoFro was required to pay base minimum rent each month which would be increased by $10,000 per annum every five years with the first increase scheduled for April 1, 1998. Pursuant to the triple-net lease, SoFro was responsible for all obligations and expenses incident to the operating and maintenance of the building, including all taxes and insurance premiums, but not including roof and structural repairs. The average effective annual rental per square foot for each of the last three years in which the Partnership owned the Joliet Property is $7.50, for the years ended 1995, 1994 and 1993.

     The Federal income tax basis of the Joliet Property is $1,167,573 and depreciation is calculated on the straight line method which varies between 39 years and 40 years. Annual realty taxes were $24,423 for 1995, which were paid in 1996.

     In October 1994 House of Fabrics filed for protection under Chapter 11 of the United States Bankruptcy Code. At the time of the filing the tenant was over one month in arrears. From October 1994 until January 1996, House of Fabrics occupied the Joliet Property and paid all rents and occupancy expenses on a timely basis. In August 1995, House of Fabrics notified the Partnership that, under the provisions of the bankruptcy code, they had rejected the lease and indicated that they would vacate the Joliet Property at the end of January 1996. House of Fabrics vacated the Joliet Property on January 31, 1996. The Partnership has engaged a national brokerage firm to assist in re-leasing this property.

Volume ShoeSource, Blaine, Washington

     The following real property constitutes 10% or more of the total assets or gross revenues of the Partnership.

     On September 8, 1993, the Partnership purchased the land and building at 439 Peace Portal Drive (the "Washington Property") underlying a Volume ShoeSource store, a division of Payless ShoeSource Inc., from Payless ShoeSource, Inc. for $1,627,822, plus closing costs. The Partnership owns the Washington Property in fee simple. The Washington Property is not subject to any material mortgages, liens or other encumbrances.

     The Washington Property consists of 10,900 square feet situated on a .389 acre parcel and was fully renovated in 1992. The Washington Property was leased to May Department Stores Company Inc. for 10 years starting on the day of closing and expiring on September 30, 2003, plus four five-year renewal options. The tenant is obligated to pay base minimum rent each month. In addition, the lease includes minimum rent escalations of 15% of the then minimum base rent every five years beginning in the sixth year of the lease. The tenant leased the property under an absolute triple-net lease whereby the tenant pays for all expenses related to the property including real estate taxes, insurance premiums, maintenance and repair costs. The average effective annual rental per square foot for each of the last three years or portions thereof in which the Partnership owned the Washington Property is $16.05, for the years ended 1995, 1994 and 1993.

     The Federal income tax basis of the Washington Property is $954,704 and depreciation is calculated on the straight line method which varies between 39 years and 40 years. Annual realty taxes are paid by the tenant and are $5,516.34 for 1995.

CompUSA, Duluth, Georgia

     The following real property constitutes 10% or more of the total assets or gross revenues of the Partnership.

     On November 9, 1993, the Partnership purchased a 70.2% interest in a joint venture (the "Joint Venture") with two of the Affiliated Limited Partnerships that acquired the land and building underlying a CompUSA store in Duluth, Georgia, a suburb of Atlanta, in the Gwinnett Place Mall Shopping Area (the "Georgia Property") from an unaffiliated seller for $2,350,000, plus closing costs. The Joint Venture owns the Georgia Property in fee simple. The Georgia Property is not subject to any material mortgages, liens or other encumbrances.

     The Georgia Property is a 25,000 square foot single story building located on a 105,919 square foot parcel in Duluth, Georgia. The single story building was completed in March 1993 utilizing a frame of steel and concrete block. The Georgia Property is leased to CompUSA, Inc., a NYSE-listed company, for a minimum term of 15 years (from March 1993). The tenant has the option to renew the lease for up to four five-year terms. The tenant is obligated to pay base minimum rent each month in the amount of $20,703, plus periodic fixed increases of $.50 per square foot of leasable every five years beginning in the sixth lease year. The tenant leased the property under a triple net lease whereby the tenant pays for all expenses related to the property including real estate taxes, insurance, maintenance and repair costs. The Joint Venture is responsible for the roof and structural components of the building excluding normal maintenance. The roof has a 15-year manufacturer's warranty (from March 1993) that has been assigned to the Joint Venture. The average effective annual rental per square foot for each of the last three years or portion thereof in which the Partnership owned the Georgia Property is $9.86, $10.04 and $9.94, for the years ended 1995, 1994 and 1993, respectively.

     The Federal income tax basis of the Georgia Property is $2,475,640 and depreciation is calculated on the straight line method which varies between 31 years and 40 years. Annual realty taxes are paid by the tenant and were $36,477.30 for 1995.

Blockbuster Video, Eagan, Minnesota

     The property is located at 2075 Cliff Road and consists of a 7,028 square foot building situated on a 37,364 square foot parcel of land. The building was constructed in 1993 of concrete block and steel frame covered with stucco.

East Side Mario's, Copely, Ohio

     The following real property constitutes 10% or more of the total assets or gross revenues of the Partnership.

     On January 18, 1994, the Partnership purchased the land and building located at 85 W. Montrose Avenue, Copely, Ohio (the "Ohio Property") underlying an East Side Mario's restaurant, from
Morgan's Foods, Inc. for $1,435,000, plus closing costs.    The
Partnership owns the Ohio Property in fee simple. The Ohio Property is not subject to any material mortgages, liens or other encumbrances.

     Morgan's Food is the East Side Mario's franchisee for the State of Ohio. The Ohio Property consists of a 6,240 square foot building situated on 1.76 acres of land. The building was constructed in 1993 of concrete block and steel frame. During 1994, the franchisor, Prime Group of Canada, Inc., sold the East Side Mario's concept to Pizza Hut, Inc., a division of Pepsico, Inc. This sale has no effect on the existing lease. The Ohio Property is leased to Morgan's Creative Concepts, Inc. and the lease is guaranteed by the parent company Morgan Foods, Inc., for 20 years expiring on January 31, 2014, plus two ten-year renewal options. The tenant is obligated to pay base minimum rent each month in the amount of $13,453 plus minimum rent escalations of 15% of the then minimum base rent every five years beginning in the sixth year of the lease. The tenant is also obligated to pay percentage rent of 5% of total annual sales which exceed a pre-established amount. The tenant leased the Ohio Property under a triple-net lease whereby the tenant pays for all expenses related to the Ohio Property including real estate taxes, insurance, and maintenance and repair costs. The average effective annual rental per square foot for each of the last two years in which the Partnership owned the Ohio Property is $25.87, for the years ended 1995 and 1994.

     The Federal income tax basis of the Ohio Property is $975,894 and depreciation is calculated on the straight line method which varies between 39 years and 40 years. Annual realty taxes are paid by the tenant and were $20,424.72.

Walden Books Store, Miami, Florida

     The following real property constitutes 10% or more of the total assets or gross revenues of the Partnership.

     On February 28, 1994, the Partnership purchased the land and building located on the southeast corner of Kendall Drive and S.W. 112th Street, Miami, Florida (the "Florida Property") occupied by a Walden Books store located in Miami, Florida, from an unaffiliated seller, for a purchase price of $1,680,000, plus closing costs. The Walden Books Property was completed in November 1988 and is leased under a triple-net lease to Walden Books, Inc. for a minimum term ending January 31, 2009. The tenant is obligated to pay base minimum rent each month in the amount of $14,167 with scheduled increases in rent beginning in February 1999. The tenant is also obligated to pay a percentage of the rent based on the total annual sales which exceed a pre-established amount. The Partnership owns the Florida Property in fee simple. The Florida Property is not subject to any material mortgages, liens or other encumbrances.

     The Florida Property consists of a 8,500 square foot building situated on .743 acres of land. The building was constructed in 1988 of masonry block with stucco and dryvit parapet. The Florida Property is leased under a triple-net lease whereby the tenant pays for all expenses related to the Florida Property, including real estate taxes, insurance premiums and maintenance and repair costs. The Partnership is responsible for repairs to the roof and structure. The average effective annual rental per square foot for each of the last two years in which the Partnership owned the Ohio Property is $20.00, for the years ended 1995 and 1994.

     The Federal income tax basis of the Ohio Property is $1,225,195 and depreciation is calculated on the straight line method which varies between 39 years and 40 years. Annual realty taxes are paid by the tenant and were $25,140.29 for 1995.

Distributions


     Cash distributions to Limited Partners for 1995, 1994 and 1993 were $1,296,726, $1,244,736 and $495,347, respectively of which $1,203,510, $1,030,281 and $492,617, respectively,
represented net income of the Partnership. Cash distributions for the first quarter of 1996 were $327,397, of which $261,649 represented net income of the Partnership. Distributions of operating cash flow, if available, were paid four times per year, 45 days after the end of each calendar quarter. The actual distribution for 1993 to each investor was calculated on a per diem basis from the date of the investment at an annualized rate of 5% to 6%. The distributions were generated from a combination of property operations and interest income. No amount distributed in 1994, 1995 or 1996 was a result of a sale of assets. The difference between cash distributions of the Partnership and the net income earned is primarily the result of depreciation expense and, to a lesser extent, differences between the accrual basis of accounting and the cash generated from operations.

     Below is a table summarizing the historical data for the Partnership's distribution rates per Unit per annum:

Distribution
   Date         1996      1995      1994      1993        1992


February 15    $0.2000   $0.2000   $0.1625   $0.1500     ---

May 15          0.1875    0.2000    0.1750    0.1500     $0.0920

August 15       ---       0.2000    0.2000    0.1250      0.1750

November 15     ---       0.2000    0.2500    0.1375      0.1500


     The distribution percentage was decreased for May 15, 1996 as a result of the lease default by House of Fabrics, Inc., which has vacated the Joliet, Illinois property. Future changes in the Partnership's distributions would largely depend on sales at the Partnership's Assets resulting in changes to percentage rent and, to a lesser extent, on rental increases or decreases which will occur due to changes in the Consumer Price Index or scheduled changes in base rent and loss of rental payments resulting from defaults and lease payment reductions due to lease renegotiations. The Operating General Partners have determined that during the pendency of the proxy solicitation no future distributions of operating cash flow will be made to the Limited Partners. As of the date hereof, the Partnership has no preferred return deficiency.

Ownership of Units

     No person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) is known to the Partnership to be the beneficial owner of more than 5% of the outstanding Units as of April 30, 1996, and no individual General Partner or director or executive officer of the Corporate General Partner beneficially owns any Units.

Market for the Units

     The Units are not traded on any established trading market, nor has there been such a market during the past two years.
Thus, no information is available as to high and low bid quotations or sales prices. It is not anticipated that there will be a public market for the Units in the future.
Furthermore, no person has contacted the Partnership expressing an interest in purchasing Units. Neither the General Partners nor the Partnership are obligated to redeem or repurchase Units, but the Partnership may purchase Units under certain very limited circumstances. The Partnership will not purchase Units during the pendency of the proposed Transaction.

     Below is a table summarizing purchases of Units made by the Partnership during the last two fiscal years and the current fiscal year:
                             Units        Range          Average
For the Quarter Ended:     Purchased   of Prices          Price

March 31, 1994             2,125.696       $10.00         $10.00
June 30, 1994                ---             ---            ---
September 30, 1994         2,700.000       $10.00         $10.00
December 31, 1994          1,009.873       $10.00         $10.00

March 31, 1995             1,548.473       $10.00         $10.00
June 30, 1995                968.101       $10.00         $10.00
September 30, 1995           ---             ---            ---
December 31, 1995            ---             ---            ---

March 31, 1996             3,500.000       $10.00         $10.00
June 30, 1996                ---             ---            ---


     Purchases of the Units by the Partnership prior to receipt of the Valuation were made at the initial public offering price. Should the Transaction not be completed, any future purchases of Units by the Partnership will be at a price equal to the then current Valuation of the Units based on a third-party valuation.

Legal Proceedings

     On October 14, 1993, Brauvin, Inc., an affiliate of the Partnership, brought a lawsuit in the Circuit Court, 4th Judicial Circuit in and for Duval County, Florida against an unaffiliated seller due to the seller's alleged refusal to proceed under the terms of a purchase and sale agreement pursuant to which Brauvin, Inc. was to acquire three properties in Jacksonville, Florida.
In this lawsuit, Brauvin, Inc. sought specific performance of the purchase and sale agreement to require the unaffiliated seller to sell the subject properties to Brauvin, Inc. Brauvin, Inc. subsequently amended its complaint to add the tenant of the properties, Rally's, Inc., as an additional defendant seeking an unspecified amount of damages. Rally's, Inc. was added because of its activities which Brauvin, Inc. alleges have tortiously interfered with the business relations between Brauvin, Inc. and the seller. Brauvin, Inc. intended to transfer its contract right with respect to such properties to the Partnership prior to acquisition. Since Brauvin, Inc. was acting as an agent for the Partnership, the Operating General Partners believe that it is appropriate for the Partnership to defend the claims made against its agent.

     In response to the lawsuit, the seller made a counterclaim against Brauvin, Inc. with counts for slander of title, tortious interference with an advantageous business relationship, conspiracy and to quiet title. The seller had also sued a former employee of Brauvin, Inc. The counterclaim is seeking damages in an amount in excess of $2,000,000, together with punitive damages. The Partnership filed a motion to dismiss as the Partnership believes the Florida court does not have jurisdiction over the Partnership. During 1994, the motion to dismiss was denied. The Partnership and the seller have held discussions in an attempt to resolve the claims. Currently, the claims have not been resolved and if no resolution occurs the Partnership intends to vigorously defend itself with respect to this action, as the Operating General Partners believe that the claims made lack merit and therefore are unlikely to have any impact on the Partnership's financial statements. The Partnership is not taking a reserve in connection with this litigation, as the amount is not material. However, the Partnership will establish a reserve of $10,000 for such litigation in connection with its liquidation and dissolution.

Independent Certified Public Accountants

     Deloitte & Touche LLP, whose report on the Partnership's financial statements as of December 31, 1995 and 1994 and for the three years in the period ended December 31, 1995 appear in the Partnership's 1995 Annual Report on Form 10-K, are the current independent auditors of the Partnership. No representative of Deloitte & Touche LLP is expected to be present at the Special Meeting.

Available Information


     The Units are registered pursuant to Section 12(g) of the Exchange Act. As such, the Partnership is subject to the informational filing requirements of the Exchange Act, and in accordance therewith, is obligated to file reports and other information with the Commission relating to its business, financial condition and other matters. Comprehensive financial information is included in the Partnership's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other documents filed by the Partnership with the Commission, including the 1995 Annual Report on Form 10-K, excerpts from which are included on
Schedule I hereto, and the Quarterly Report on Form 10-Q for the period ended March 31, 1996, excerpts from which are included on
Schedule II hereto. Such reports and other information should be available for inspection and copying at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies should be available by mail upon payment of the Commission's customary charges by writing to the Commission's principal offices at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Partnership's electronic filings are publicly available on this Web site at http://www.sec.gov.

     The Corporate General Partner is a privately held company and is not subject to the reporting requirements of the Exchange
Act.


           CERTAIN INFORMATION CONCERNING THE PURCHASER

     The Purchaser is a Delaware limited liability company that was recently formed to acquire the Assets and the assets of the Affiliated Limited Partnerships. The Purchaser has not engaged in any business or activity of any kind, or entered into any agreement or arrangement with any person or entity or incurred, directly or indirectly, any material liabilities or obligations, except in connection with its formation, the proposed Sale and the proposed Affiliated Transactions. Upon completion of the Sale and the Affiliated Transactions, the Purchaser will own and operate the Assets and the assets owned by the Affiliated Limited Partnerships.




     The Braults have a minority ownership interest in the Purchaser. For information with respect to the Braults, see "Certain Information About the Partnership, Its General Partners and Their Affiliates - The General Partners." In addition, certain other members of the Corporate General Partner's management may participate in the ownership of the Purchaser.
Mr. Froelich will not have any affiliation with the Purchaser. The Purchaser is in the process of securing equity and debt financing to consummate the Sale and the Affiliated Transactions. Thus, the ultimate ownership of the Purchaser will not be known until the completion of these investment activities. It is anticipated that the members of the Purchaser will be a number of unrelated, institutional investors.

     The Purchaser's principal executive office and place of business is 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606. Its telephone number is (312) 443-0922. All information contained in this Proxy Statement concerning the Purchaser is based upon statements and representations made by the Purchaser or its representatives to the Partnership or its representatives.


                     SELECTED FINANCIAL DATA




     The tables attached hereto as Schedules I and II provide a summary of certain financial data for the Partnership. Such selected financial data should be read in conjunction with the detailed information and financial statements included in the Partnership's Annual Report to Limited Partners which was distributed to the Limited Partners on May 1, 1996 and are included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1995, the Partnership's Annual Report, as amended, on Form 10-K/A for the year ended December 31, 1995 and the Partnership's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, which are incorporated herein by reference. For information with respect to obtaining copies of information incorporated by reference, see "Incorporation by Reference" below.

     The Partnership's ratio of earnings to fixed charges, for each of March 31, 1996, December 31, 1995 and December 31, 1994 was 0.00%, as the Partnership has no fixed charges.

     The foregoing information is derived from the audited financial statements of the Partnership for 1994 and 1995 and the unaudited financial statements of the Partnership for the first quarter of 1996.

     Pro forma data disclosing the effect of the Transaction is not material. The Purchaser is a newly formed entity and thus has no historical financial data.


                    INCORPORATION BY REFERENCE

     The following documents filed by the Partnership with the Commission are incorporated in this Proxy Statement by reference and made a part hereof:

     1. The Partnership's Annual Report on Form 10-K for the year ended December 31, 1995;
     2. The Partnership's Annual Report, as amended, on Form 10-K/A for the year ended December 31, 1995;
     3. The Partnership's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;
     4.   The Partnership's Current Report on Form 8-K dated
          May 23, 1996 and filed on June 21, 1996;
     5. The Partnership's Current Report, as amended, on Form 8-K/A dated May 23, 1996 and filed on July 24, 1996; and
     6. All reports filed by the Partnership with the Commission pursuant to Section 13 or 15(d) of the Exchange Act since January 1, 1995 to the date of the Special Meeting.



     Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Proxy Statement modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.




     The Partnership will provide without charge to each person to whom a copy of this Proxy Statement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such documents are specifically incorporated by reference into the information this Proxy Statement incorporates). Written and telephone requests for such copies should be addressed to the Partnership at its principal executive office at 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606, telephone number (312) 443-0922. All such requests will be sent by first class mail or other equally prompt means within one business day of receipt of such request.

                                        SCHEDULE I

                          BRAUVIN CORPORATE LEASE PROGRAM IV L.P.
                             (a Delaware limited partnership)
                       (not covered by Independent Auditor's Report)
                For Period August 7, 1991 (inception) to December 31, 1995
                                        (In Dollars)
                            Year Ended    Year Ended     Year Ended    Year Ended     Period Ended
                            December 31,  December 31,   December 31,  December 31,   December 31,
                                1995         1994           1993          1992            1991
Selected Income Statement Data:

   Rental Income            $ 1,643,736   $ 1,571,077   $   639,565    $    96,859         --

   Interest Income               31,777        37,754       124,814         50,333         --

   Net Income                 1,203,510     1,030,281       492,617         47,090         --

   Net Income Per
   Unit (a)                 $      0.74   $      0.64   $      0.42    $      0.14         --

Selected Balance Sheet Data:

   Cash and Cash
   Equivalents              $   711,167   $   569,244   $ 4,803,350    $ 2,411,424       1,000


   Land, Buildings
   and Improve-
   ments                     14,308,630    14,308,630    10,066,508      3,454,263         --

   Total Assets              14,850,948    14,895,510    15,009,234      6,166,502     252,208

   Cash Distribu-
   tions to Limited
   Partners                   1,296,726     1,244,736       495,347         75,484         --

   Cash Distribu-
   tions to Limited
   Partners Per
   Unit(a)                  $      0.80   $      0.77   $      0.43    $      0.22         --

   Book Value Per
     Unit (b)               $      8.60   $      8.66   $      8.74    $      8.81         --

(a)  Net income per Unit and cash distributions per Unit are based on the average Units outstanding during the quarter since they were of varying dollar amounts and percentages based upon the dates Limited Partners were admitted to the Partnership and additional
     Units were purchased through the Partnership's distribution reinvestment plan.


(b)  Book value per Unit is based on the Units outstanding at the end of the applicable period.



                                 SCHEDULE II

             BRAUVIN CORPORATE LEASE PROGRAM IV L.P.
                 (a Delaware limited partnership)
          (not covered by Independent Auditor's Report)

                                Three                   Three
                             Months Ended            Months Ended
                            March 31, 1996         March 31,1995


Selected Income Statement Data:

    Rental Income           $   388,593             $    401,447

    Interest Income               8,272                    4,757

    Net Income                  261,649                  299,869

    Net Income Per Unit(a)  $      0.16             $       0.19


Selected Balance Sheet Data:

    Cash and Cash
    Equivalents             $   698,052             $    596,486

    Land, Buildings and
    Improvements             14,308,630               14,308,630

    Total Assets             14,796,123               14,866,210

    Cash Distributions to
    Limited Partners            327,397                  324,567

    Cash Distributions to
    Limited Partners Per
    Unit (a)                $      0.20             $       0.20

    Book Value Per Unit(b)  $      8.55             $       8.64



 ____________________________________

(a) Net income per Unit and cash distributions per Unit are based on the average Units outstanding during the quarter since they were of varying dollar amounts and percentages based upon the dates Limited Partners were admitted to the Partnership and additional Units were purchased through the Partnership's distribution reinvestment plan.


(b) Book value per Unit is based on the Units outstanding at the end of the applicable period.

                 YOUR VOTE IS EXTREMELY IMPORTANT

     Regardless of the number of Units of Brauvin Corporate
     Lease Program IV L.P. you own, please vote by taking these simple steps:


1. Please SIGN, MARK, DATE and MAIL the enclosed proxy card in the enclosed, postage-paid envelope (or by facsimile) as soon as possible before the Special Meeting on September __, 1996.

2. You may also transmit your proxy by facsimile to (214) 999-9323 or (214) 999-9348. When voting your proxy by facsimile, both sides of the proxy card must be transmitted.

3. If you wish to vote "FOR" the Transaction, which includes a vote for the Sale and the Liquidation, you must submit the enclosed proxy card.

4. If your Units are held for you in "street name" by a bank or broker, the bank or broker may not give your proxy without your instruction. Please call your bank or broker and instruct your representative to vote "FOR" the Transaction. A broker non-vote is the equivalent of a vote "AGAINST" the Transaction and the Amendment.

5. If you have any questions or require any additional information concerning this Proxy Statement please contact either:

                   Investor Services Department
             Brauvin Corporate Lease Program IV L.P.
                      150 South Wacker Drive
                     Chicago, Illinois  60606

                  Call Toll-Free (800) 272-8846

     or our solicitation agent who can also assist you in
     voting:
                      The Herman Group, Inc.
                     2121 San Jacinto Street
                            26th Floor
                       Dallas, Texas  75201

                  Call Toll-Free (800) 992-6145

     PLEASE SIGN, MARK, DATE AND RETURN YOUR PROXY CARD TODAY.




                        TABLE OF CONTENTS

                                                             Page

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     The Transaction . . . . . . . . . . . . . . . . . . . . .  4
     Related Transactions. . . . . . . . . . . . . . . . . . .  5
     The Special Meeting; Vote Required. . . . . . . . . . . .  5
     Purpose of and Reasons for the Transaction. . . . . . . .  6
     Effects of the Transaction. . . . . . . . . . . . . . . .  7
     Valuation of the Assets; Fairness Opinion . . . . . . . .  8
     Recommendations of the General Partners . . . . . . . . .  9
     Conflicts of Interest . . . . . . . . . . . . . . . . . . 10

SPECIAL FACTORS. . . . . . . . . . . . . . . . . . . . . . . . 11
     Purpose of and Reasons for the Transaction. . . . . . . . 11
     Alternatives to the Transaction . . . . . . . . . . . . . 17
     Effects of the Transaction. . . . . . . . . . . . . . . . 20
     Valuation of the Assets; Fairness Opinion . . . . . . . . 21
     Recommendations of the General Partners . . . . . . . . . 27
     Appraisal Rights. . . . . . . . . . . . . . . . . . . . . 31
     Costs Associated with the Transaction . . . . . . . . . . 31

SPECIAL MEETING OF THE LIMITED PARTNERS. . . . . . . . . . . . 32
     Special Meeting; Record Date. . . . . . . . . . . . . . . 32
     Procedures for Completing Proxies . . . . . . . . . . . . 32
     Vote Required . . . . . . . . . . . . . . . . . . . . . . 34
     Solicitation Procedures . . . . . . . . . . . . . . . . . 34
     Revocation of Proxies . . . . . . . . . . . . . . . . . . 34

TERMS OF THE TRANSACTION . . . . . . . . . . . . . . . . . . . 35
     The Acquisition Agreement . . . . . . . . . . . . . . . . 35
     Representations and Warranties of the Parties . . . . . . 36
     Additional Agreements . . . . . . . . . . . . . . . . . . 37
     Conditions to Closing the Transaction . . . . . . . . . . 37
     Dissolution and Liquidation of the Partnership  . . . . . 40
     Determination of Cash Available for Distribution. . . . . 41
     Termination of the Acquisition Agreement. . . . . . . . . 42
     Amendment of the Acquisition Agreement. . . . . . . . . . 43
     Amendment of Partnership Agreement. . . . . . . . . . . . 43
     Related Transactions. . . . . . . . . . . . . . . . . . . 43

ACCOUNTING ISSUES AND
INCOME TAX CONSEQUENCES OF THE TRANSACTION . . . . . . . . . . 44
     Accounting Issues . . . . . . . . . . . . . . . . . . . . 44
     Income Tax Consequences of the Transaction. . . . . . . . 45

CONFLICTS OF INTEREST. . . . . . . . . . . . . . . . . . . . . 47
     Interests in the Purchaser. . . . . . . . . . . . . . . . 47
     Purchaser Fees. . . . . . . . . . . . . . . . . . . . . . 47
     Indemnification under the Partnership Agreement . . . . . 48
     Indemnification by the Purchaser. . . . . . . . . . . . . 49

CERTAIN INFORMATION ABOUT THE PARTNERSHIP,
ITS GENERAL PARTNERS AND THEIR AFFILIATES. . . . . . . . . . . 49
     The Partnership . . . . . . . . . . . . . . . . . . . . . 49
     The General Partners. . . . . . . . . . . . . . . . . . . 51
     Description of the Assets . . . . . . . . . . . . . . . . 52
     Distributions . . . . . . . . . . . . . . . . . . . . . . 57
     Ownership of Units. . . . . . . . . . . . . . . . . . . . 58
     Market for the Units. . . . . . . . . . . . . . . . . . . 58
     Legal Proceedings . . . . . . . . . . . . . . . . . . . . 59
     Independent Certified Public Accountants. . . . . . . . . 60
     Available Information . . . . . . . . . . . . . . . . . . 60

CERTAIN INFORMATION CONCERNING THE PURCHASER . . . . . . . . . 61

SELECTED FINANCIAL DATA. . . . . . . . . . . . . . . . . . . . 61

INCORPORATION BY REFERENCE . . . . . . . . . . . . . . . . . . 62



ANNEX I - VALUATION

ANNEX II - FAIRNESS OPINION

Annex I

                                            Valuation of Cushman & Wakefield

Brauvin Corporate Lease Program IV L.P.

UNIT      PROPERTY       PROPERTY             FOOT                    STREET
NO.       TYPE           NAME                 NOTES   CITY            ADDRESS                         ST.
21        RETAIL         PAYLESS SHOESOURCE           BLAINE          439 PEACE PORTAL DRIVE          WA
7         RETAIL         COMPUSA              (1)     DULUTH          3825 VENTURE DRIVE              GA
18        SIT-DOWN       EAST SIDE MARIO'S            COPLEY          85 WEST MONTROSE AVENUE         OH
14        SIT-DOWN       STEAK 'N SHAKE               PEERLESS PARK   76 SOUTH HIGHWAY DRIVE          MO
13        RETAIL         BLOCKBUSTER VIDEO            EAGAN           2075 CLIFF ROAD                 MN
5         RETAIL         WALDEN BOOKS                 MIAMI           11190 KENDAL DRIVE              FL
6         SIT-DOWN       MRS WINNER'S                 OAKWOOD         3465 MUNDY MILL ROAD            GA
710       DAY-CARE       CHILDREN'S WORLD             ARLINGTON       1235 WEST SUBLETT ROAD          TX
22        SIT-DOWN       SHOWBIZ                      ASHWAUBENSON    1273 LOMBARDI ACCESS ROAD       WI
10        RETAIL         SOFRO FABRICS                JOLIET          2900 COLORADO AVENUE            IL
17        SIT-DOWN       SHOWBIZ                      SPRINGFIELD     2345 VALLEY LOOP ROAD           OH



Brauvin Corporate Lease Program IV L.P.

UNIT  PROPERTY   PROPERTY          FOOT   BLG.   LAND     YEAR     CUSHMAN AND WAKEFIELD VALUATION INDICATORS
NO.   TYPE       NAME              NOTES  SF     SF       BUILT  C&W VALUE   YR 1 $NOI     OAR     IRR        OUT-OAR
21    RETAIL     PAYLESS SHOESOURCE      10,900   16,950   1955  $1,280,000   $162,161    12.67%    11.00%    11.00%
7     RETAIL     COMPUSA           (1)   26,150  105,919   1992  $2,050,000   $228,603    11.15%    12.00%    11.00%
18    SIT-DOWN   EAST SIDE MARIO'S        6,240   76,783   1993  $1,480,000   $150,170    10.15%    12.25%    11.50%
14    SIT-DOWN   STEAK 'N SHAKE           3,722   39,900   1990  $1,150,000   $122,479    10.65%    12.25%    11.50%
13    RETAIL     BLOCKBUSTER VIDEO        7,028   37,364   1993  $  940,000   $100,908    10.73%    12.00%    11.00%
5     RETAIL     WALDEN BOOKS             8,477   32,344   1987  $1,380,000   $157,848    11.44%    12.00%    11.00%
6     SIT-DOWN   MRS WINNER'S             2,436   25,700   1983  $  780,000   $ 79,726    10.22%    12.25%    11.50%
710   DAY-CARE   CHILDREN'S WORLD         4,950   27,207   1984  $  470,000   $ 46,800     9.96%    11.25%    11.50%
22    SIT-DOWN   SHOWBIZ                 10,172   85,063   1983  $1,080,000   $130,932    12.12%    12.50%    11.50%
10    RETAIL     SOFRO FABRICS           20,000   79,192   1993  $1,570,000   $(38,800)   (2.47)%   12.50%    11.50%
17    SIT-DOWN   SHOWBIZ                 10,183  120,618   1983  $  920,000   $112,534    12.23%    12.50%    11.50%

FOOTNOTES:

 (1)  BRAUVIN HIGH-YIELD FUND L.P. OWNS 23.5%, BRAUVIN INCOME
      PLUS III L.P. OWNS 6.3% AND BRAUVIN CORPORATE LEASE PROGRAM IV L.P. OWNS 70.2%.



Annex II


               Cushman & Wakefield Fairness Opinion

[LETTERHEAD OF CUSHMAN & WAKEFIELD, INC.
51 West 52nd Street
New York, NY 10019-6178
(212)841-7500]



                                   August 9, 1996


Brauvin High Yield Fund L.P.,
Brauvin High Yield Fund II L.P.,
Brauvin Income Plus III L.P.,
Brauvin Corporate Lease Program IV L.P.

c/o
Brauvin Real Estate Funds
150 S. Wacker Dr., Suite 3200
Chicago, IL 60606
ATTN: James Brault

                                   RE:BRAUVIN NET LEASE PORTFOLIO
                                         (Herein "Assignment")

Gentlemen:

     As per our engagement letter (June 3, 1996), Cushman & Wakefield, Inc. (Cushman & Wakefield) is please to submit its opinion regarding the reasonableness and fairness of the financial terms and conditions relating to the consideration to be received by the Limited Partners (Interest Holders) pursuant to the proposed transactions between the Limited Partnerships listed above and Brauvin Real Estate Funds, L.L.C.

     Based upon its review and analysis of the proposed transactions, Cushman & Wakefield advises the Partnerships that, in its opinion, the price per Unit reflected in the proposed Transaction is fair, from a financial point of view, to the Limited Partners. Cushman & Wakefield's determination that a price is "fair" does not mean that the price is the highest price which might be obtained in the marketplace, but rather that based upon the sum of the appraised values of the properties, the price reflected in the proposed transaction is believed by Cushman & Wakefield to be reasonable. Although there is no active market in trading the Units, Cushman & Wakefield notes that for those Units that have traded the price per Units was at or below the price per Unit in the proposed transactions.

     Cushman & Wakefield has reviewed and relied upon the analysis undertaken in its valuation and appraisal work as a basis for establishing the fairness of the proposed transactions. Other methods could have been employed to test the fairness of the proposed transactions and yielded different results. In rendering this opinion, Cushman & Wakefield notes that it has not considered, and has not addressed, market conditions and other factors (e.g., whether the sale of the Properties as a portfolio rather than a series of sales of individual assets would produce a premium or discounted selling price) that, in an open-market transaction, could influence the selling price of the Properties and result in proceeds to Unit holders greater or less that the proposed price per Unit. Cushman & Wakefield also notes that it has not considered the price and trading history of other publicly traded securities that might be deemed relevant due to the relative small size of the proposed transactions and the fact that the existing units are not publicly traded. Furthermore, Cushman & Wakefield notes that it has not compared the financial terms of the proposed transactions to the financial terms of other transactions that might be deemed relevant, given that the proposed transactions involve all cash to the Limited Partners.

     Finally, Cushman & Wakefield has reviewed and analyzed the contract to purchase the assets of Brauvin Corporate Lease Program IV L.P. which was submitted by CAPTEC Financial Group, Inc (Captec) on July 17, 1996. Based on this analysis, Cushman & Wakefield advised the Partnership that in its opinion the Captec offer is less favorable to the Limited Partners than the proposed transaction.

Sincerely,
Cushman & Wakefield, Inc.



Stanley R. Dennis, Jr.  MAI
Director, Manager

Frank P. Liantonio, MAI, CRE
Executive Managing Director

James W. Montanari
Managing Director.

BRAUVIN CORPORATE LEASE PROGRAM IV L.P., 150 South Wacker Drive,
Suite 3200,Chicago, Illinois 60606

   This Proxy is Solicited on Behalf of Brauvin Corporate Lease
Program IV L.P.




The undersigned hereby appoints Jerome J. Brault, with full power of substitution, the attorney and the proxy of the undersigned, to represent and to vote, as designated below, all units of limited partnership interest ("Units") of Brauvin Corporate Lease Program IV L.P., a Delaware limited partnership (the "Partnership") that the undersigned is entitled to vote if personally present at the Special Meeting of Limited Partners of the Partnership to be held on September __, 1996, at __:00 a.m. (Chicago time), at the offices of the Partnership, 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606 and at any adjournment(s) or postponement(s) thereof. This proxy revokes all prior proxies given by the undersigned.


(Please mark each proposal with an "X" in the appropriate box)

     1. APPROVAL OF THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF THE PARTNERSHIP TO BRAUVIN REAL ESTATE FUNDS L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, AND THE LIQUIDATION AND DISSOLUTION OF THE PARTNERSHIP, WHICH APPROVAL WILL AUTOMATICALLY RESULT IN THE ADOPTION OF AN AMENDMENT TO THE PARTNERSHIP'S RESTATED LIMITED PARTNERSHIP AGREEMENT, AS AMENDED, TO ALLOW THE PARTNERSHIP TO SELL OR LEASE PROPERTY TO AFFILIATES.

     [  ] FOR       [  ] AGAINST        [  ] ABSTAIN


     2.   IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON
SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.


PLEASE SIGN, MARK, DATE AND RETURN YOUR PROXY CARD TODAY IN THE
ENCLOSED ENVELOPE.


                         SEE REVERSE SIDE

        This Proxy, when properly executed, will be voted in the manner directed herein. IF NO DIRECTION IS MADE, THIS PROXY WILL
BE VOTED "FOR" PROPOSAL 1.

                         Please date and sign this proxy exactly as your name appears hereon and return this proxy in the enclosed postage prepaid envelope.

                           _________________________________________
                                             (Signature)

                           _________________________________________
                                             (Signature, if held
                                             jointly)

                           _________________________________________
                                           (Title)

                     Dated:_________________________________________


                         When Units are held by joint tenants,
                         both should sign.  When signing as
                         attorney in fact, executor,
                         administrator, trustee, guardian,
                         corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer.
                         If a partnership, please sign in
                         partnership name by authorized person.